EXHIBIT 10.01

AGREEMENT OF SALE AND PURCHASE

AND JOINT ESCROW INSTRUCTIONS

THIS AGREEMENT OF SALE AND PURCHASE AND JOINT ESCROW INSTRUCTIONS (this “Agreement”), dated as of June 4, 2021 (the “Effective Date”), is between NORTONLIFELOCK INC., a Delaware corporation, (“Seller”), and TMG PARTNERS R.E., LLC, a Delaware limited liability company (“Buyer”).

Article 1
CERTAIN DEFINITIONS

1.1          Definitions. The parties hereby agree that the following terms shall have the meanings hereinafter set forth, such definitions to be applicable equally to the singular and plural forms, and to the masculine and feminine forms, of such terms:

1.1.1      “Additional Deposit” shall have the meaning ascribed in Section 2.4.1.

1.1.2      “Affiliate” shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Buyer or Seller, as the case may be. For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

1.1.3      “Approval Notice” shall have the meaning ascribed in Section 3.7.

1.1.4      “Bill of Sale” shall have the meaning ascribed in Section 9.4.2.

1.1.5      “Buildings” shall mean those five buildings referred to as Buildings A-E, commonly known as 350/380 Ellis Street, Mountain View, California. Seller shall lease from Buyer Building C from and after the Close of Escrow pursuant to the Leaseback.

1.1.6      “Business Day” means a day that is not a Saturday, Sunday or legal holiday under federal or California Law, and, where the services of Escrow Agent or any Governmental Entity is required, a day on which the offices of Escrow Agent or such Governmental Entity are open to conduct such business.

1.1.7      “Buyer” shall have the meaning ascribed in the introductory paragraph of this Agreement.

1.1.8      “Buyer Parties” shall mean Buyer’s agents, contractors, consultants, representatives, prospective lenders, prospective equity partners, and prospective tenants of Buyer who shall inspect, investigate, test or evaluate the Property in accordance with this Agreement or any right of entry agreement executed by Buyer and Seller prior to this Agreement.

1.1.9      “Buyer Conditions Precedent” shall have the meaning ascribed in Section 9.2.

1.1.10    “Buyer’s Charges” shall have meaning ascribed in Section 9.7.1.

1.1.11    “City” means the City of Mountain View, California.

1.1.12    “Closing” shall have the meaning ascribed in Section 9.3.1.

1.1.13    “Closing Date” shall mean the date set forth in Section 9.3.1.

1.1.14    “Closing Documents” shall mean the documents to be executed by the parties pursuant to Sections 9.4 and 9.5.

1.1.15    “Closing Statement” shall have the meaning ascribed in Section 9.7.6.

1.1.16    “Code” shall have the meaning ascribed in Section 2.3.3.

1.1.17    “County” shall mean Santa Clara County, California.

1.1.18    “Deed” shall have the meaning ascribed in Section 9.4.1.

1.1.19    “Deposit” shall have the meaning ascribed in Section 2.4.1.

1.1.20    “Due Diligence” shall have the meaning ascribed in Section 3.1.

1.1.21    “Due Diligence Items” shall have the meaning ascribed in Section 3.2.

1.1.22    “Due Diligence Period” shall mean the time period provided for in Section 3.1 of this Agreement.

1.1.23    “Effective Date” is defined in the introductory paragraph of this Agreement.

1.1.24    “Environmental Laws” means all federal, state and local environmental laws, rules, statutes, orders, judgments, directives, binding written interpretations, binding written policies and guidance, ordinances and regulations issued by any Governmental Entity and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the protection of the environment, natural resources, public health and safety, Hazardous Materials, the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or any owner of the Real Property, and as the same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), comparable state and local laws, and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the aforementioned laws.

1.1.25    “Equipment Systems” shall mean all mechanical, electrical, plumbing, HVAC, machinery, appliances, and similar building related equipment and systems owned by Seller and located on and affixed to and servicing the Land, the Real Property and/or Improvements as of the Effective Date. Equipment Systems do not include any groundwater or soil vapor extraction or monitoring wells, or any related treatment and/or support systems, utilities, piping, slurry walls, or other structures or equipment owned and/or installed by third parties for the remediation of the Ellis Property (all of the excluded matters described in this sentence are herein together called the “Remediation Equipment”). Under no circumstances shall Equipment Systems include: (a) any trade names or trademarks, (b) any intellectual or other property (including software), whether or not related to Seller’s business conducted at the Real Property or elsewhere, including any proprietary business or enterprise related materials, (c) any permits necessary for the operation of Seller’s business at the Property, (d) movable personal property owned by Seller and located at the Property, including computers, desk chairs, and monitors and/or computer systems used in Seller’s business; or (e) the Seller Equipment.

1.1.26    “Escrow Agent” shall mean First American Title Company.

1.1.27    “Escrow” shall have the meaning ascribed in Section 2.3.1.

1.1.28    “Excluded Claims” shall have the meaning ascribed in Section 7.5.4.

1.1.29    “Excluded Exceptions” means (a) deeds of trust and/or mortgages, (b) mechanic’s liens or other monetary liens or encumbrances on the Property resulting from unpaid work performed at the Property by, or at the request of Seller, (c) property taxes and assessments that are delinquent as of the Closing, and (d) Title Matters to the extent arising out of Seller’s breach of its obligations under Section 4, below.

1.1.30    “Excluded Materials” shall have the meaning ascribed in Section 3.2.6.

1.1.31    “Fixtures” shall mean the fixtures that are owned by Seller and located on and affixed to and servicing the Land, the Real Property and/or Improvements as of the Effective Date including any back-up generators, back-up batteries, uninterrupted power supply systems, power distribution units, electric auto charging stations, solar energy infrastructure, supplemental heating and air conditioning systems, automatic transfer switches, raised flooring, and the fixtures attached to the restaurant portion of the Property. Notwithstanding the foregoing definition, under no circumstances shall Fixtures include: (a) any trade names or trademarks, (b) any intellectual or other property, whether or not related to Seller’s business conducted at the Real Property or elsewhere, including any proprietary business or enterprise related materials, (c) any permits necessary for the operation of Seller’s business at the Property, (d) any Remediation Equipment, (e) any property excluded from Equipment Systems, and/or excluded from Personal Property, including attached office furniture; or (g) any Seller Equipment. Pursuant to the terms of the Leaseback, Seller shall have the right to remove $25,000 of Fixtures and Personal Property from the executive conference center located in Building C.

1.1.32    “Estoppels” shall mean the following written statements, in form acceptable to Buyer, in the exercise of its reasonable discretion: (i) a statement by Raytheon Company that the Raytheon Agreement is valid and enforceable, that it is in full force and effect as of the Closing Date, that it has not been amended or modified from its original date of execution, that neither Veritas Software Corporation, Veritas Operating Corporation VS Trust 1999-1 nor Seller (formerly known as Symantec Corporation) has defaulted under the Raytheon Agreement, and that there are no outstanding claims relating to the Real Property by Raytheon against Veritas Software Corporation, Veritas Operating Corporation VS Trust 1999-1, or Seller, formerly known as Symantec Corporation and (ii) a statement by Fairchild that the Fairchild Agreement is valid and enforceable, that it is in full force and effect as of the Closing Date, that it has not been amended or modified from its original date of execution, that neither Veritas Software Corporation, Veritas Operating Corporation, VS Trust 1999-1, nor Seller, formerly known as Symantec Corporation, has defaulted under the Fairchild Agreement, and that there are no outstanding claims relating to the Real Property by Fairchild against Veritas Software Corporation, Veritas Operating Corporation VS Trust 1999-1, or Seller, formerly known as Symantec Corporation. “Raytheon,” “Raytheon Agreement,” “Fairchild,” and “Fairchild Agreement” shall have the meanings ascribed in Sections 3.2.3 and 3.2.4(a).

1.1.33    “Governmental Entity” means the various governmental and quasi- governmental bodies or agencies having jurisdiction over Seller, the Property or any portion thereof.

1.1.34    “Hazardous Materials” means any chemicals, pollutants, contaminants, substances, materials or wastes that are or become regulated by any Environmental Laws because of their toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness, reactivity or deleterious effect on human health or the environment, including petroleum, petroleum by-products, radon, asbestos and asbestos containing materials, polychlorinated biphenyls (“PCBs”), PCB-containing equipment, radioactive elements, infectious agents, and urea formaldehyde, and any material or substance which is defined as a “hazardous waste”, “hazardous substance”, “extremely hazardous waste”, “restricted hazardous waste”, or “toxic substance”, in any Environmental Laws (excluding cleaning materials, cleaning chemicals and other lawful substances used in the ordinary operation and maintenance of the Property).

1.1.35    “Improvements” shall mean the Buildings together with all other improvements and structures which are owned by Seller and located on the Land, the Real Property and/or Improvements as of the Effective Date, together with the Equipment Systems, and the Fixtures provided that the Improvements shall not include: (a) the Seller Equipment; (b) any trade names or trademarks, (c) any intellectual or other property (including software) whether or not related to Seller’s business conducted at the Real Property or elsewhere, including any proprietary business or enterprise related materials, (d) any permits necessary for the operation of Seller’s business at the Property, (e) any Remediation Equipment, or (f) any property excluded from Equipment Systems, and/or excluded from Personal Property; or (g) any AV equipment other than that located in the executive business center.

1.1.36    “Independent Consideration” shall have the meaning ascribed in Section 2.4.3.

1.1.37    “Initial Deposit” shall have the meaning ascribed in Section 2.4.1.

1.1.38    “Intangible Property” shall mean, to the extent assignable without the consent of any third parties, all of Seller’s right, title and interest, if any, in and to all warranties, guaranties, permits regarding ownership or operation of the Property, plans or specifications regarding the Improvements, licenses, approvals, certificates of occupancy, building licenses, dedications, subdivision maps, certificates, permits, approvals, development rights, plans, specifications and entitlements now or hereafter issued, approved or granted by any Governmental Entity but only to the extent in connection with the Property and expressly excluding (i) any trade names or trademarks, (ii) any intellectual or other property in any way related to Seller’s business whether conducted at the Real Property or elsewhere, including any proprietary business or enterprise related materials, and (iii) any permits necessary for the operation of Seller’s business at the Property.

1.1.39    “Land” shall mean those parcels of land and appurtenances thereto, located in Santa Clara County, California, commonly known 350/380 Ellis Street, and more particularly described on Exhibit A, including Seller’s right, title and interest, if any, in and to all rights, privileges, easements and rights-of-ways appurtenant to, or used in connection with the beneficial use and enjoyment of, the Real Property including, without limitation, Seller’s right, title, and interest, if any, in and to (a) all easements, rights of way, privileges, land use approvals, licenses, rights, benefits, tenements and appurtenances pertaining to the Real Property; (b) any strips or gores of land adjacent thereto or adjoining the Real Property; (c) any land lying in or under the bed of any street, alley, road or right-of-way open or proposed, abutting or adjacent to the Real Property, (d) riparian rights, and rights of ingress or egress or other interests in, on or to any land, highway, street, road or avenue, open or proposed in, on, across, in front of abutting or adjoining the Real Property, and (e) mineral, oil, gas and similar estates and rights. Without limiting the foregoing, under no circumstances shall the Land include: (i) any trade names or trademarks, (ii) any intellectual or other property in any way related to Seller’s business whether conducted at the Real Property or elsewhere, including any proprietary business or enterprise related materials, and (iii) any permits necessary for the operation of Seller’s business at the Property.

1.1.40    “Laws” shall mean all applicable federal, state, or local statutes, ordinances, codes, regulations, decrees, orders, laws, rulings, judgment or other governmental or judicial requirements affecting the Property.

1.1.41    “Leaseback” shall mean a lease under which Seller shall lease the portion of the Property known as Building C, commencing on the Close of Escrow. Agreement upon the specific form of the Leaseback is both a Buyer and a Seller Condition Precedent.

1.1.42    “Losses” means claims, actions, causes of action, suits, proceedings, costs, expenses (including reasonable attorneys’ fees and costs), liabilities, damages, demands, rights and/or liens of any type, whether known or unknown, direct or indirect, absolute or contingent.

1.1.43    “Natural Hazards Area” shall have the meaning ascribed in Section 3.2.2.

1.1.44    “Natural Hazard Disclosure Statement” shall have the meaning ascribed in Section 3.2.2.

1.1.45    “Notices” shall have the meaning ascribed in Section 10.3.

1.1.46    “Official Records” shall mean the official records of the Santa Clara County Recorder’s Office.

1.1.47    “Opening of Escrow” shall have the meaning ascribed in Section 2.3.1.

1.1.48    “Original Buyer” shall have the meaning ascribed in Section 10.4.

1.1.49    “Owner’s Affidavit” shall have the meaning ascribed in Section 4.5.

1.1.50    “PCOR” shall have the meaning ascribed in Section 9.5.4.

1.1.51    “Permitted Affiliate Assignee” shall have the meaning ascribed in Section 10.4.

1.1.52    “Permitted Exceptions” shall mean and include all of the following: (a) applicable zoning and building ordinances and land use regulations; (b) the state of facts disclosed by the Survey and/or a physical inspection of the Property and/or an accurate survey of the Property; (c) the lien of taxes and assessments not yet due and payable (it being agreed by Buyer and Seller that if any tax or assessment is or has been levied or assessed with respect to the Property and the owner of the Property has the election to pay such tax or assessment either immediately or under a payment plan with interest, Seller may elect to pay under a payment plan, which election shall be binding on Buyer); (d) any exclusions from coverage and any standard printed exception set forth in the jacket of the Title Policy, or in any other title insurance coverage (including endorsements) which Buyer may obtain; (e) any exceptions caused by Buyer, its agents, representatives or employees; (f) such other exceptions as the Title Company shall commit to insure over without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise (subject to Buyer’s approval in accordance with the terms of Article 4 , below, of the insurance over) ; (g) all matters created by or with the consent of Buyer; and (h) any matters deemed to constitute Permitted Exceptions under Section 4.2 hereof.

1.1.53    “Personal Property” shall mean all of the right, title, and interest of Seller in and to the tangible personal property, which is owned by Seller, and which is located on and exclusively used in connection with the Land, the Real Property and/or Improvements as of the Effective Date and which is listed on Exhibit “B” attached hereto. Without limiting the foregoing definition, Personal Property shall specifically exclude all personal property not listed on Exhibit “B”, including the following: (a) the Seller Equipment; and (b) any items of personal property owned by third parties (including any Remediation Equipment) and/or leased to Seller; and (c) any intellectual or other property (including software) whether or not in any way related to Seller’s business conducted at the Real Property or elsewhere, including any proprietary business or enterprise related materials, and (d) any permits necessary for the operation of Seller’s business at the Property; and (e) any trade names or trademarks; and (f) any personal property owned by Seller which is used in its business, including attached office furniture, computer monitors, computers, desk chairs, desks, servers, and office supplies. Personal Property shall also include any tangible personal property left by Seller in Buildings A, B, D and/or E as of the Close of Escrow except for the network equipment listed on Exhibit “F” hereto (all items listed in Exhibit “F”, including those located in Building C, are herein together called the “Seller Network Equipment”). Personal Property shall not include any tangible personal property located in Building C except to the extent it is specifically listed on Exhibit “B”. Except for the items specifically listed in Exhibit “B”, ownership of all personal property located in Building C (the Building that Seller shall lease back) including the Seller Network Equipment located in Building C shall remain in Seller and shall not be conveyed to Buyer at Close of Escrow or otherwise, except as may be provided under the Leaseback. Personal Property shall be subject to normal wear, tear and depletions, replacements, and additions in the ordinary course of business. Notwithstanding the foregoing: (1) pursuant to the terms of the Leaseback, Seller shall have the right to remove $25,000 of Fixtures and Personal Property from the executive business center located in Building C, as well as all Seller Equipment located in Building C (including the Seller Network Equipment located in Building C); and (2) the Personal Property located in Building C as of the Close of Escrow shall remain in place through the term of the Leaseback, and (3) Seller shall have the right to enter into Buildings A, B, D and E following the Close of Escrow until midnight on August 31, 2021 in order to remove the Seller Network Equipment located therein. Seller’s right of entry and right to remove the Seller Network Equipment from Buildings A, B, D and E shall survive the Close of Escrow.

1.1.54    “Preliminary Report” shall mean that certain preliminary report dated March 3, 2021, as amended March 18, 2021 and issued by the Title Company under its Order No. NCS – 687551-SC.

1.1.55    “Preliminary Report Update” shall have the meaning ascribed in Section 4.3.

1.1.56    “Preliminary Report Update Review Period” shall have the meaning ascribed in Section 4.3.

1.1.57    “Property” shall mean, collectively, the Real Property, the Personal Property and the Intangible Property.

1.1.58    “Purchase Price” shall have the meaning ascribed in Section 2.2.

1.1.59    “Real Property” or “Ellis Property” shall mean, collectively, the Land and the Improvements.

1.1.60    “Reporting Person” shall have the meaning ascribed in Section 2.3.3.

1.1.61    “Sampling Tests” shall have the meaning ascribed in Section 3.3

1.1.62    “Seller” shall have the meaning ascribed in the introductory paragraph of this Agreement.

1.1.63    “Seller’s Broker” shall mean Cushman & Wakefield.

1.1.64    Deleted intentionally.

1.1.65    “Seller Party” shall mean Seller’s affiliates, shareholders, partners, members, directors, officers, employees, agents and representatives.

1.1.66    Deleted intentionally.

1.1.67    “Seller Equipment” shall mean any and all personal property located at the Property which is owned by Seller and which is not listed in Exhibit “B”. The Seller Equipment, at Seller’s option, may be removed by Seller at any time prior to the Close of Escrow, except that: (1) the portion of the Seller Equipment consisting of the Seller Network Equipment (being the items listed on Exhibit “F”) located in Buildings A, B, D and/or E may be removed by Seller at any time following the Close of Escrow through midnight Pacific time on August 31, 2021, and (2) the Seller Equipment located in Building C, including the Seller Network Equipment located in Building C, may be removed by Seller at any time pursuant to the terms of the Leaseback. Any Seller Equipment located in Buildings A, B, D and E as of the Close of Escrow other than the Seller Network Equipment shall be deemed conveyed to Buyer effective as of the Close of Escrow. Ownership of the Seller Network Equipment located in Buildings A, B, D and/or E shall remain in Seller and shall not be conveyed to Buyer at Close of Escrow. Seller shall have the right to enter into Buildings A, B, D and E following the Close of Escrow through midnight Pacific time on August 31, 2021 in order to remove the Seller Network Equipment located therein. To the extent the Seller Network Equipment located in Buildings A, B, D and/or E is not removed by Seller by midnight Pacific time on August 31, 2021, it shall be deemed conveyed to Buyer effective as of September 1, 2021. Ownership of Seller Equipment located in Building C (the Building that Seller shall lease back) including the Seller Network Equipment in Building C shall remain in Seller and shall not be conveyed to Buyer at Close of Escrow, on September 1, 2021, or otherwise, except as may be provided under the Leaseback. Seller shall repair all damage to the Property caused by Seller’s removal of the Seller Equipment from Buildings A, B, D and E. Seller’s right of entry and right to remove the Seller Network Equipment from Buildings A, B, D and E shall survive the Close of Escrow.

1.1.68    “Service Contracts” means, to the extent Seller is a party thereto, and to the extent they relate to the ownership, maintenance, construction, repair and/or operation of the Property, all contracts, agreements, equipment leases, purchase orders, property management agreements, asset management agreements, listing agreement, maintenance, service, or utility contracts and similar contracts, but excluding (a) any intellectual or other property in any way related to Seller’s business whether conducted at the Real Property or elsewhere, including any proprietary business or enterprise related materials, and (b) any permits necessary for the operation of Seller’s business at the Property and (c) any trade names or trademarks .

1.1.69    “Survey” shall mean the Survey prepared by Slooten Consulting, Inc., and at Buyer’s election, such other more recent ALTA survey obtained by Buyer, at Buyer’s cost, and prepared by Kier and Wright.

1.1.70    Deleted Intentionally.

1.1.71    “Surveyor” shall mean Slooten Consulting, Inc.

1.1.72    Deleted intentionally.

1.1.73    “Tax Certificates” shall have the meaning ascribed in Section 9.4.4.

1.1.74    “Title Company” shall mean First American Title Insurance Company.

1.1.75    “Title Documents” shall have the meaning ascribed in Section 4.1.

1.1.76    “Title Matters” shall have the meaning ascribed in Section 4.2.

1.1.77    “Title Objections” shall have the meaning ascribed in Section 4.2.

1.1.78    “Title Policy” shall have the meaning ascribed in Section 4.5.

1.1.79    Deleted intentionally.

1.2          Rules of Construction. Article and Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. All references to “Article” or “Sections” without reference to a document other than this Agreement, are intended to designate articles and sections of this Agreement, and the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Article or Section, unless specifically designated otherwise. The use of the term “including” shall mean in all cases “including but not limited to,” unless specifically designated otherwise. The term “sole and absolute discretion” or variants thereof shall mean the right to make a decision or election solely in the interest of the party making such decision or election, as such party may choose to make that judgment, for any reason or no reason, and without regard to the interests of the other party. Neither party shall have any liability or obligation to the other for the manner in which it exercises its sole discretion, nor for the results thereof. The parties agree that each party and its counsel or advisor have reviewed and revised this Agreement and, accordingly, no rules of construction against the drafter of this Agreement shall apply in any interpretation or enforcement of this Agreement, any documents or certificates executed pursuant hereto, or any provisions of any of the foregoing. Any deletion of language from this Agreement prior to its execution by Buyer and Seller shall not be construed to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse of the deleted language.

Article 2
AGREEMENT OF PURCHASE AND SALE AND LEASE; PURCHASE PRICE

2.1          Agreement of Purchase and Sale and Lease. Subject to the terms and conditions of this Agreement: (1) Seller agrees to sell, transfer, assign and convey to Buyer, and Buyer agrees to purchase, accept and assume all of Seller’s right, title and interest in and to the Property, and (2) on Close of Escrow, Buyer agrees to lease to Seller and Seller agrees to lease from Buyer Building C pursuant to the Leaseback.

2.2          Purchase Price. Buyer shall pay Seller the purchase price of Three Hundred Fifty-Seven Million Five Hundred Sixty-Three Thousand Nine Hundred Seventy-One and No/100ths Dollars ($357,563,971.00) (“Purchase Price”) at Closing in cash or other immediately available federal funds. Buyer and Seller agree that the Twelve Million Dollars ($12,000,000) of the Purchase Price shall be allocated to furniture, fixtures and equipment that are included in this purchase and sale.

2.3          Escrow Matters.

  2.3.1      Opening of Escrow. No later than 5:00 p.m. Pacific Time on June 7, 2021, Seller and Buyer shall open an escrow (the “Escrow”) with Escrow Agent by delivering or causing to be delivered to Escrow Agent a fully executed original or electronically transmitted copy of this Agreement (or executed original counterparts of this Agreement). Upon receipt of the foregoing, Escrow Agent shall promptly complete and execute the acknowledgement of Escrow Agent attached hereto (the “Acknowledgment”) and return the same to Buyer and Seller. The date which Escrow Agent executes and delivers the Acknowledgment shall constitute the “Opening of Escrow”.

  2.3.2      Escrow Instructions. This Agreement shall serve as escrow instructions to Escrow Agent as the escrow holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such reasonable additional and supplementary instructions as may be appropriate to enable the Escrow Agent to comply with the terms of this Agreement; provided that in the event of any conflict between the provisions of this Agreement and any supplementary instructions, the terms of this Agreement shall control.

  2.3.3      Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Agreement, the “Code”), and any related reporting requirements of the Code, Seller and Buyer hereby designate Escrow Agent as the person to be responsible for all information reporting under Section 6045(e) of the Code (the “Reporting Person”). In connection with the foregoing appointment, Seller and Buyer hereby agree: (a) to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and (b) to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct. Each party hereto agrees to retain this Agreement for not less than four (4) years from the end of the calendar year in which the Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.

2.4          Deposit.

  2.4.1      Delivery of Deposit. On or before 5:00 pm Pacific Time on June 9, 2021, Buyer shall deposit the sum of Three Million Seven Hundred Thousand and No/100ths Dollars ($3,700,000.00) by Federal Reserve wire transfer of immediately available U.S. funds as a deposit (the “Initial Deposit”) with Escrow Agent whose address is as indicated in Section 10.3. Unless Buyer elects or is deemed to have elected to terminate this Agreement on or before the expiration of the Due Diligence Period, Buyer shall deposit with Escrow Agent the additional sum of Seven Million and No/100 Dollars ($7,000,000.00) (the "Additional Deposit") by Federal Reserve wire transfer of immediately available funds on or before 5:00 p.m. Pacific Time on June 18, 2021. The Initial Deposit and the Additional Deposit and, if made, the Extension Deposit (as defined in Section 9.3.1, below), together with all accrued interest on any of the foregoing shall be referred to herein collectively as the "Deposit" and shall be applied against the Purchase Price at Closing. If Buyer fails to make the Initial Deposit on or before 5:00 p.m. Pacific Time on June 9, 2021, then Seller shall have the right to terminate this Agreement by delivering written notice to Buyer and Escrow Agent at any time prior to the Escrow Agent's receipt thereof. If Buyer has timely delivered the Approval Notice, but fails to deliver the Additional Deposit on or before 5:00 p.m. Pacific Time on June 18, 2021, then this Agreement shall terminate, the Initial Deposit shall be refunded to Buyer (less any escrow cancellation fees, and less the Independent Consideration), and neither party shall have any further obligations to the other hereunder except to the extent expressly stated otherwise in this Agreement.

  2.4.2      Deposit Instructions. The Deposit shall be held by Escrow Agent in accordance with this Section 2.4, and, once made, shall be non-refundable in all instances except (a) if Buyer fails to deliver its Approval Notice on or before the end of the Due Diligence Period in accordance with the terms and conditions of Section 3.7; (b) if the Closing fails to occur solely as a result of a default by Seller hereunder which would give to Buyer the right to terminate this Agreement and which is not cured within all applicable notice and cure periods; (c) if the Closing fails by reason of failure of a condition precedent to Buyer’s obligation to purchase the Property; and (d) as expressly stated otherwise in this Agreement. Upon occurrence of (a) through (d) immediately foregoing, the Independent Consideration shall nevertheless be retained by Seller. Interest earned on the Deposit shall be considered part of the Deposit and shall be deemed to have been earned by, and constitute income of, Buyer. Escrow Agent shall invest the Deposit in accounts that are federally insured, or which invest solely in government securities and shall apply the Deposit strictly in accordance with the terms of this Agreement. If the Deposit is returned to Buyer at any time hereunder other than in the event of a default by Seller, then Escrow Agent shall retain from the Deposit fifty percent (50%) of the escrow fees charged by Escrow Agent for performing its services hereunder, and Seller shall nevertheless retain the Independent Consideration.

  2.4.3      Independent Consideration. Notwithstanding anything in this Agreement to the contrary, Five Hundred and No/100ths Dollars ($500.00) of the Deposit (the “Independent Consideration”) shall be paid to Seller and considered completely nonrefundable to Buyer in all events, it being the intent of the parties to recognize that such amount has been bargained for and agreed to as independent consideration for the rights extended to Buyer hereunder, including the right to terminate this Agreement during the Due Diligence Period as provided herein. The Independent Consideration shall be disbursed to Seller immediately following Buyer’s delivery of the Deposit into Escrow. In all instances under this Agreement in which Buyer elects to terminate or is deemed to have terminated this Agreement and the Deposit is returned to Buyer, and whether or not so specifically stated in this Agreement, Seller shall be entitled to retain the Independent Consideration when the Deposit is returned to Buyer. The Independent Consideration shall not be applicable to the Purchase Price or treated as consideration given by Buyer for any purpose other than as provided herein.

Article 3
BUYER’S DUE DILIGENCE/CONDITION OF THE PROPERTY

3.1          Buyer’s Inspections and Due Diligence. Buyer acknowledges that commencing on the Effective Date and continuing for a period that will expire at 5:00 p.m. Pacific Time on June 15, 2021 (the period of time from the Effective Date until 5:00 p.m. on June 15, 2021 shall be referred to herein as the “Due Diligence Period”), Buyer shall conduct its examinations, inspections, testing, studies and investigations of the Property, information regarding the Property and such documents applicable to the Property, including the documents that Seller delivers or makes available, as set forth in Section 3.2 below (collectively, the “Due Diligence”). Except for any limitations as may be imposed by this Article 3 below, Buyer may conduct such due diligence activities, inspections, and studies of the Property as it deems necessary or appropriate, and examine and investigate to its full satisfaction all facts, circumstances, and matters relating to the Property (including the physical condition and use, availability and adequacy of utilities, access, zoning, compliance with applicable laws, environmental conditions, engineering and structural matters), title and survey matters, and any other matters it deems necessary or appropriate for purposes of consummating this transaction in its sole and absolute discretion, but nevertheless subject to the terms, conditions and limitations contained in this Agreement, including Sections 3.2, 3.3 and 3.4, below. The Due Diligence shall be at Buyer’s sole cost and expense.

3.2          Due Diligence.

  3.2.1      Due Diligence Items. To the extent Seller has not already done so prior to the Effective Date, promptly after the Effective Date Seller shall make available to Buyer for inspection and copying in a “virtual data room” maintained by Broker (the “Ellis Data Room”) certain documents regarding the Property (collectively, the “Due Diligence Items”). The index for the Due Diligence Items as of the Effective Date is attached hereto as Schedule 3.2.1, and shall be updated if documents are added after the Effective Date. Following the Effective Date, Seller shall use good faith efforts to post additional Due Diligence Items into the Ellis Data Room within three (3) Business Days following Seller’s discovery or receipt thereof, and Buyer shall be notified concurrently with the addition by e mail to               . Buyer agrees that except as provided in Section 6.2, below, any delay Seller has providing any of the Due Diligence Items shall not in any circumstances extend the Due Diligence Period and Buyer agrees that Buyer’s sole remedy for its belief that Seller has not provided all of the Due Diligence Items in a timely manner shall be to terminate this Agreement in accordance with Section 3.7, below.

  3.2.2      Natural Hazards Disclosure. At least three (3) Business Days prior to the end of the Due Diligence Period, Seller shall deliver or cause to be delivered to Buyer a report (“Natural Hazards Disclosure Statement”) disclosing whether or not the Property is located in any of those areas identified as natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws (collectively, “Natural Hazard Areas”). Buyer acknowledges that (a) Seller did not prepare the Natural Hazards Disclosure Statement; (b) any of the Natural Hazard Areas may limit Buyer’s ability to make changes to the Property, to obtain insurance or financing, or to receive assistance after a disaster; (c) nothing contained in the Natural Hazards Disclosure Report shall release Buyer from its obligation to fully investigate the condition of the Property, including whether the Property is located in any Natural Hazard Areas; (d) the Natural Hazard Area and/or, the Natural Hazards Disclosure Statement may change on or prior to the Closing and that Seller shall have no obligation to update, modify, or supplement such documents; and (e) promptly upon receipt of the Natural Hazard Disclosure Statement, Buyer shall countersign the same and return an executed copy to the Seller.

  3.2.3      Hazardous Materials; California Health and Safety Code Section 25359.7. Section 25359.7 of the California Health and Safety Code requires owners of non-residential real property who know, or have reasonable cause to believe, that any release of hazardous substance has come to be located on or beneath the real property to provide written notice of such to a buyer of the real property. Seller hereby provides to Buyer, and Buyer acknowledges receipt of a summary description prepared by Seller’s environmental consultant of Hazardous Materials on or beneath the Real Property entitled “Overview of Environmental Conditions, Former Raytheon Facilities, 350, 370 and 380 Ellis Street, Mountain View, California, 5 November 2019”, as well as an “Overview of Environmental Conditions, Middlefield-Ellis-Whisman Superfund Study Area, Mountain View, California, 5 November 2019” (the Middlefield-Ellis-Whisman Study Area is herein sometimes called the “MEW Site”) as of the date of said descriptions, included in the Due Diligence Items and incorporated herein by reference. Said descriptions are a summary of information only regarding releases of certain Hazardous Materials. Nothing in the foregoing sentence or in the foregoing summaries is intended, nor shall they be deemed or construed as a representation or warranty of any kind by Seller. Said summaries have been prepared to help to facilitate Buyer’s independent due diligence evaluation with respect to certain releases of Hazardous Materials at and beneath the Real Property.

Buyer (a) acknowledges its receipt of the foregoing summaries; and (b) acknowledges that it understands that groundwater extraction, treatment and monitoring activities, indoor air sampling and potentially other remedial actions authorized or required by the US Environmental Protection Agency (“EPA”), will be conducted at the properties, subject to the terms of the First Amended Consent Decree entered in the federal court action entitled United States v. Intel Corporation, et al. (N.D. Cal.) Case No. 91-CV-20275 JW, on March 6, 2012, as said Consent Decree may be amended in the future (“EPA Order”) until EPA approves the abandonment, closure and/or removal of the Remediation Equipment and issues a no further action or equivalent determination as to the environmental conditions at the Property; and (c) acknowledges that future indoor air sampling at the Property may be requested by the EPA, Raytheon Company and/or Fairchild Semiconductor Corporation of California (“Fairchild”), or their corporate successors, or consultants on their behalf, at all or any portion of the Property to comply with EPA requirements.

  3.2.4      Buyer Acknowledgment.

(a)           Prior to Seller's ownership, the following agreements were entered into by prior owners of the property, which provide and impose on future owners, successors and assigns and their tenants certain rights, benefits and obligations with regard to the environmental liabilities that may be associated with environmental conditions existing on or proximate to the Ellis Property (1) Grant of Easements, Restrictions and Indemnity Agreement, by and between Raytheon Semiconductor, Inc. (“Grantor”) and Raytheon Company (“Grantee” or “Raytheon”), dated December 24, 1997 (the "Raytheon Agreement"); and (2) Environmental Indemnity Agreement, by and between Veritas Software Corporation and Fairchild, dated April 22, 1999 (the "Fairchild Agreement"). The Raytheon Agreement and the Fairchild Agreement are included in the Due Diligence Items.

(b)           Buyer hereby acknowledges that it has received from Seller, and has reviewed and is familiar with the terms and conditions of, the Raytheon Agreement and the Fairchild Agreement and is relying solely upon its own review and interpretation of those agreements.

  3.2.5      Additional Buyer Acknowledgment. Buyer (a) acknowledges Buyer’s receipt of the foregoing notice given pursuant to Section 25359.7 of the California Health and Safety Code; (b) will be, prior to the expiration of the Due Diligence Period, aware of the matters described in the Global Materials (as defined in Section 6.1, below) ; and (c) after receiving advice of Buyer’s legal counsel, environmental counsel, and environmental experts, waives any and all rights Buyer may have to assert that Seller has not complied with the requirements of Section 25359.7 of the California Health and Safety Code. The agreements set forth in this Section 3.2 shall survive the Closing and shall not merge into the Deed.

  3.2.6      No Warranty; Excluded Materials. Buyer acknowledges that many of the Global Materials (as defined in Section 6.1, below) were prepared by third parties other than Seller, and in some instances, may have been prepared prior to Seller’s ownership of the Property. Buyer further acknowledges and agrees that except as expressly set forth in the Seller’s Certificate to be delivered at Closing, and as expressly set forth in Section 6.1 and Section 9.8 of this Agreement: (a) neither Seller nor any of Seller’s respective agents, employees, contractors or any other party has made any warranty or representation regarding the truth, accuracy or completeness of the Due Diligence Items, the Global Materials or their source(s); and (b) Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Due Diligence Items or the Global Materials, and Seller is making the Due Diligence Items and the Global Materials available to Buyer solely as an accommodation to Buyer. Buyer further acknowledges that it has been advised by Seller that additional information regarding the Property may be available through various third party sources including public records maintained by the Governmental Entities (including documents available from the California State or Regional Water Quality Control Board or the EPA Region 9, or the California State Water Resources Board Geotracker or EPA Superfund websites) and that Buyer should obtain and/or review such materials as part of its Due Diligence to the extent Buyer deems such materials as relevant to its acquisition, ownership, development and use of the Property. The Due Diligence Items are subject to the confidentiality provisions of Section 10.12, below. Notwithstanding any terms to the contrary in this Agreement, (i) Seller shall not be obligated or otherwise required to furnish or make available to Buyer any of the following (collectively, “Excluded Materials”): (A) any appraisals or other economic evaluations of, or projections with respect to, all or any portion of the Property; (B) any documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications with respect to the purchase of the Property by Seller; (C) any information which Seller, in good faith, considers proprietary and not related to the ownership and/or operation of the Property; (D) any information which is subject to any confidentiality obligations; and (E) the Service Contracts; and (ii) Due Diligence Items shall not include any Excluded Materials; and (iii) Seller shall have no obligation or liability of any kind to Buyer as a result of Seller not furnishing or making available to Buyer the Excluded Materials; provided however that nothing in this Section 3.2.6 shall limit Seller’s responsibility or liability described in Section 7.5.1 (a), (b) or (c).

3.3          Site Visits. Subject to Seller’s standard security measures, which include the requirement of accompaniment by a Seller employee or a Seller designated representative, Buyer and the Buyer Parties shall have reasonable access to the Property at agreed upon times during normal business hours for agreed upon purposes on at least two (2) Business Days’ prior written notice to Seller (which notice may be by e-mail to                ). Such written notice shall describe the scope of the Due Diligence Buyer intends to conduct during Buyer’s access to the Property. Seller’s standard security measures may include, among other things, the right to escort Buyer and the Buyer Parties while the same are at the Property, the right to require Buyer and the Buyer Parties to wear badges while at the Property, the right to prohibit photographs of the interior of the Building without Seller’s prior written consent (which consent may be withheld in Seller’s sole and absolute discretion); the right to require any of the Buyer Parties to deliver to Seller a commercially reasonable confidentiality/non-disclosure agreement prior to any entry onto the Property and the right to require background checks of Buyer or any Buyer Parties prior to any entry onto the Property. Buyer shall conduct its Due Diligence in a manner so as to minimize, to the extent reasonably possible to do so, any interference with the operations and occupancy of the Property. Buyer will not contact any of Seller’s employees, contractors or consultants without Seller’s prior written consent, which consent may be withheld in Seller’s sole and absolute discretion, provided that Buyer shall have the right, without Seller consent, to contact contractors and vendors who have provided services other than environmental related services to the Property. The Parties agree that neither Raytheon Company nor Fairchild nor their respective environmental consultants, are contractors or vendors who have provided environmental services to the Property. Subject to the limitations contained in this Agreement, including those contained in this Section 3.3, and in Section 10.14, below, Buyer and the Buyer Parties shall have the right to meet or otherwise communicate directly with Governmental Entities for any good faith reasonable purpose in connection with the ownership and/or operation of the Property or in connection with preparation of a Phase I Environmental Site Assessment. In connection with such communications, under no circumstances shall Buyer in any way: (1) represent that it owns all or any portion of the Property, (2) represent that it has any authority on behalf of Seller, (3) take any action or make any agreement which would bind all or any portion of the Property before the Close of Escrow, or (4) disclose any information which is confidential as defined in Section 10.12, below, including any and all materials and information obtained by Buyer from any sources with respect to the Property (including Sampling Tests, and all other reports, studies, analyses and other materials prepared by, or provided to Buyer by the Buyer Parties) that is not already public information or that is obtained pursuant to any confidentiality agreement or is developed by or for Buyer. Buyer acknowledges and agrees that: (i) Seller and the Seller Parties shall have the right to attend all meetings and communications with any Governmental Entities regarding the Property, except for interviews conducted by Buyer’s environmental consultant in connection with preparation of a Phase I Environmental Site Assessment; and (ii) Buyer shall give Seller not less than three (3) Business Days’ written notice of the time and place of any meetings and/or communications with any Governmental Entities. Notwithstanding the foregoing, but subject to Buyer’s strict compliance with the covenants set forth in items (1) through (4) above, and with the other applicable limitations contained in this Agreement, including those in Section 10.14, below, Buyer may communicate with any Governmental Entity regarding the Real Property without notice to or the attendance of Seller or Seller Parties provided that such communications can be and are conducted without disclosing that a sale of the Property is contemplated. Notwithstanding anything to the contrary contained in this Agreement, Buyer agrees that neither Buyer nor any Buyer Party shall conduct or allow any sampling (whether physically intrusive or not) or any physically invasive or intrusive testing or sampling Due Diligence on or about the Property including any (a) invasive or intrusive geotechnical, environmental or other inspections with respect to the Property or any portion thereof (including any drilling, boring, cutting, disassembling, or removing of the Property or any portion thereof); or (b) biological or environmental sampling or analysis, whether of air quality, soil, or water samples or otherwise (all of the foregoing are hereby collectively called “Sampling Tests”) without Seller’s prior written consent (which consent Seller may withhold and/or condition in its sole and absolute discretion, and the parties entering into an amendment hereto memorializing such scope of work and any additional agreements of the parties with respect to such testing. Buyer and all Buyer Parties shall perform the Due Diligence in compliance with all agreed upon procedures and with any and all Laws (including Environmental Laws). As the sole exception to the requirements in this Agreement regarding Sampling Tests, Buyer shall be entitled, during the Due Diligence Period (and thereafter if requested by Buyer’s lender), to conduct indoor air quality sampling in each of the Buildings at the Real Property, and related ambient air sampling, at locations to be selected by Buyer at a time or times to be mutually agreed by the Parties in good faith, such testing within each building to be conducted, at Buyer’s discretion, in two phases, with the HVAC systems on, and with the HVAC systems off. The proposed procedures for such testing, including without limitation procedures relating to test dates and times, duration, and HVAC system shutdown and restart, shall be provided to Seller in a written workplan not fewer than ten (10) days prior to the planned date for such testing. Seller shall not unreasonably withhold or condition its approval of the workplan, and shall notify Buyer in writing within five (5) business days after receipt of the workplan of its approval, disapproval or conditions of approval of the workplan; failure of Seller to provide such written notice within the time specified shall be deemed to constitute Seller’s disapproval of the workplan. The report and results of any Sampling Tests shall be delivered to Seller immediately on receipt thereof by Buyer, all at no cost to Seller, and without any limitations imposed by the author of the report or by Buyer on Seller’s use of the report and the results of Sampling Tests recorded therein, but without representation or warranty by Buyer. Buyer and all Buyer Parties shall perform any other physical Due Diligence activities at the Real Property in compliance with all agreed upon procedures and with any and all applicable Laws (including Environmental Laws).

3.4          Insurance Requirements. As a condition precedent to any entry onto any portion of the Property by Buyer or any Buyer Parties prior to the Closing, Buyer and all Buyer Parties shall carry (a) worker’s compensation insurance in compliance with applicable Law; (b) employer’s liability insurance in an amount not less than $1,000,000 for each accident, $1,000,000 disease-policy limit, and $1,000,000 disease-each employee; (c) general liability insurance covering including premises/operations liability, broad form contractual liability, and for any Sampling Tests, blanket owner’s and contractor’s liability and products/completed operations liability with no exclusion for environmental claims and the explosion, collapse and underground exclusions eliminated; with a combined single limit of $2,000,000 for bodily injury and property damage and $2,000,000 per occurrence for contractual coverage; (d) automobile liability insurance in an amount not less than $1,000,000 covering all automobile and equipment owners and/or operated by Buyer and any Buyer Parties in connection with the license granted herein; and (e) where a Buyer Party is acting as an environmental consultant or otherwise performing professional environmental services, a policy of environmental professional liability insurance, having minimum limits of $2,000,000 per occurrence with a $2,000,000 annual aggregate with no exclusion for pollution and/or environmental claims. The liability policies described herein shall name Seller, the Seller Parties and those reasonably designated by Seller, as an additional insured. All such insurance shall: (i) be primary so that no insurance of Seller or any of the additional insureds shall be called upon to contribute to any loss; (ii) not be cancelled or materially modified without first giving Seller two (2) Business Days’ advance written notice of cancellation or material modification; (iii) be issued by insurance companies permitted to do business in California and maintaining a rating of not less than A-/VIII as listed in the latest issue of the A.M. Best & Co. Key Rating Guide; (iv) except where prohibited by Law, contain provisions that the issuing insurance companies waive the rights of recovery or subrogation against Seller and the Seller Parties (except that the foregoing waiver shall not be applicable to the environmental professional liability policy referenced in clause (e), above); and (v) in the case of the environmental professional liability policy referenced in clause (e) above, be maintained for at least two (2) years after the earlier of the Closing or the earlier termination of this Agreement if such policy is written on a claims-made basis, by any environmental consultant which conducts any intrusive or invasive testing at the Property. Before entering the Property pursuant to this Article 3, Buyer shall deliver certificates of insurance issued by the insurance carrier(s) to Seller demonstrating compliance with the terms of this Section. In the event Buyer or any Buyer Parties fails to procure or maintain the insurance requirements as set forth in this Section or such insurance is materially modified such that it does not provide coverage to Seller and its additional insureds as required herein, Seller shall have the right upon twenty-four (24) hours’ notice to remove all Buyer Parties from the Property unless the subject insurance requirements are satisfied and evidence thereof delivered to Seller before the expiration of said twenty-four (24) hour notice.

3.5          Restoration; No Liens. Buyer shall: (a) promptly pay when due the costs of all entry and inspections and examinations done by or on behalf or at the request of Buyer or any Buyer Party(ies) with regard to the Property and (b) promptly repair and/or restore the Property to the extent any damage arises out of or results from any such entry, inspection or examination. Buyer shall not permit any mechanics’ or other liens to be filed against the Property as a result of labor or materials furnished to or commissioned by or on behalf of Buyer in connection with its Due Diligence. If any such lien is filed against the Property as a result of the activities of or on behalf of or at the request of Buyer or any Buyer Parties, then within ten (10) days after receipt of written demand from Seller or any other notice of such lien, Buyer shall either cause the same to be discharged of record by payment of the claim or posting of a bond, or will take such other action as may be reasonably acceptable to protect Seller, Seller’s Affiliates and the Property from any loss or damage arising from such lien. In the event Buyer fails to release any such lien by payment, bond or otherwise as set forth herein, Seller may pay such amounts necessary to cause the release of the lien and Buyer shall promptly reimburse Seller one hundred ten percent (110%) of the amount so paid, in addition to Seller’s other costs (including, but not limited to reasonable attorneys’ fees) necessary to discharge the lien(s). The terms and conditions of this Section 3.5 shall survive the Closing and any termination of this Agreement.

3.6          Due Diligence Indemnity. Buyer shall defend, indemnify, and hold harmless Seller and each of the Seller Parties from and against all Losses (whether arising out of injury or death to persons or damage to the Property or otherwise) including, but not limited to, costs of remediation, restoration and other similar activities, mechanic’s and materialmen’s liens and attorneys’ fees, arising out of or in connection with any act or omission of Buyer or any Buyer Party related to Buyer’s Due Diligence and/or to any entry upon, or inspection of all or any portion of the Property by Buyer and/or any Buyer Party(ies), and/or any action taken by or on behalf of Buyer or any Buyer’s Party(ies)’ at, on or about the Real Property, except to the extent that any of the same are caused by the gross negligence or intentionally unlawful conduct of Seller, which is in each case committed by Seller after the Effective Date, and provided that Buyer shall have no responsibility or liability for the mere discovery or unveiling of any adverse conditions at or relating to the Property. The provisions of this Section 3.6 shall survive the Closing and shall not merge into the Deed or, if the purchase and sale is not consummated, any termination of this Agreement. The indemnity contained in this Section 3.6 shall survive for a period of twenty-four (24) months after the Closing (or, if the transaction is not consummated, then the survival shall be for a period of twenty-four (24) months following the date of termination of this Agreement.

3.7          Due Diligence Period. If, in Buyer’s sole and absolute discretion, Buyer desires to proceed with its acquisition of the Property, then Buyer shall deliver written notice to Seller (the “Approval Notice”), no later than the last day of the Due Diligence Period, stating that it approves the Property, in which case the parties shall proceed to complete the Closing (subject to the terms and conditions of this Agreement). If Buyer fails to deliver the Approval Notice on or before the last day of the Due Diligence Period, or if Buyer’s Approval Notice seeks to modify any of the terms or provisions of this Agreement, or if Buyer provides written notice to Seller prior to the expiration of the Due Diligence Period terminating this Agreement in Buyer’s sole and absolute discretion under this Section 3.7 for any reason or for no reason, or if Buyer fails to timely make the Additional Deposit as and when required hereunder, then in any such instance, Buyer will be deemed to have disapproved the Property and to have exercised its right to terminate this Agreement pursuant to this Article 3, in which case this Agreement shall automatically terminate as of the expiration of the Due Diligence Period or such earlier date that Buyer notifies Seller that Buyer has elected to terminate this Agreement under this Section 3.7, and the Deposit (excluding any Independent Consideration) shall be returned to Buyer and neither party shall have any further obligations to the other hereunder except to the extent any such obligations expressly survive the termination of this Agreement. If Buyer timely elects (or is deemed to have elected) to terminate this Agreement, then Buyer shall promptly return all non-public Due Diligence Items to Seller and provide to Seller, promptly after receipt of a written request from Seller (and not before), without any representation or warranty (and subject to the requirements of the issuer of the report), all final and non-proprietary, non-privileged and non-confidential third party reports and studies relating to the Property not previously provided by Buyer to Seller (excluding any internally generated work product) commissioned by or on behalf of Buyer, at no cost to Seller and at no additional cost to Buyer. The foregoing obligation, together with all of Buyer’s obligations under this Article 3 shall survive any termination of this Agreement for a period of twelve (12) months.

Article 4
TITLE, SURVEY & SERVICE CONTRACTS

4.1          Title to Real Property. Buyer acknowledges and agrees that the Due Diligence Items include the Preliminary Report and copies of all recorded documents referred to on Schedule B thereof as exceptions to coverage and the Survey (the “Title Documents”).

4.2          Certain Exceptions to Title. Buyer shall have the right to object in writing to any title matters that are not Permitted Exceptions and that are disclosed in the Preliminary Report (herein collectively called “Title Matters”), and has delivered a title objection letter to Seller dated as of June 1, 2021 (being the fourteenth day prior to the expiration of the Due Diligence Period). Buyer’s failure to object to any Title Matters in writing prior to such time shall constitute Buyer’s approval of all such Title Matters. Excluded Exceptions shall not be Permitted Exceptions hereunder, whether Buyer gives written notice of such or not, and shall be removed, caused to be removed or insured over by Seller at or before Closing, the same being a condition precedent for the benefit of Buyer hereunder. All such Title Matters which are timely objected to by Buyer shall be herein collectively called the “Title Objections”. Seller shall have until 5:00 p.m. Pacific Time on June 11, 2021, (being the fourth day prior to the expiration of the Due Diligence Period) in which to notify Buyer, in Seller’s sole discretion, either (a) that Seller will remove, cause to be removed, or insured over the Title Objection(s) prior to the Closing, or (b) that Seller will not remove, cause to be removed or insure over the Title Objection(s). If Seller does not elect to do either (a) or (b), such silence shall be conclusively deemed to constitute Seller’s election not to remove, cause to be removed, or insure over any Title Objections. If Seller elects to insure over any Title Objections, Seller shall so state in its response to Buyer, and Buyer shall have the right to reject the insurance over on or before the expiration of the Due Diligence Period. If Buyer does not deliver written notice of its objection to insurance over on or before the expiration of the Due Diligence Period, then Buyer shall be deemed to have accepted it. If Buyer objects to any insurance over prior to the expiration of the Due Diligence Period, then this Agreement shall terminate as of the end of the Due Diligence Period. Seller, at its election (without any obligation to do so), shall be entitled to cause a reasonable adjournment of the Closing not to exceed thirty (30) days, for the purpose of such removal or insurance over. Removal or insurance over with respect to any Title Objections (including those described in Section 4.3, below) will be deemed effected upon the issuance of title insurance reasonably acceptable to Buyer eliminating or insuring against the effect of the Title Objections. If Seller elects not to remove any Title Objection, whether by giving notice thereof or by failing to give notice, then Buyer may elect, as its sole and exclusive remedy therefore, to either (a) elect to terminate this Agreement on or before the end of the Due Diligence Period, in which event the Deposit shall be returned to Buyer (less the Independent Consideration) and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement; or (b) waive such Title Objections, in which event such Title Objections shall be deemed additional “Permitted Exceptions” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. If before the end of the Due Diligence Period, Buyer elects to proceed with the transaction contemplated herein, then Buyer shall be deemed to have elected to waive those Title Objections Seller elected not to remove or cause to be removed or endorsed over and its right to terminate this Agreement pursuant to this Section 4.2. Buyer and Seller acknowledge that Seller has no obligation to cure any Title Objections (other than Excluded Exceptions).

4.3          Additional Exceptions. If the Preliminary Report or Survey is amended or updated after the expiration of the Due Diligence Period and prior to the Close of Escrow for any reason other than the receipt of any new or additional survey (including the survey that Buyer is obtaining from Keir & Wright) (each, a “Preliminary Report Update”), Buyer shall furnish Seller with a written statement of approval or objections to any Title Matters first raised in the Preliminary Report Update that was not caused by Buyer or any Buyer Parties (sometimes called a “Post DD Period Title Matter”) within five (5) Business Days after its receipt of such Preliminary Report Update together with a copy of each new exception raised therein (each, a “Preliminary Report Update Review Period”). Should Buyer fail to notify Seller in writing of any objections to any matter first disclosed in a Preliminary Report Update prior to the expiration of the applicable Preliminary Report Update Review Period, as applicable, Buyer shall be deemed to have approved such matters whereupon they shall become Permitted Exceptions unless such Title Matter is an Excluded Exception. If, however, Buyer objects to such new Title Matter, then Seller shall have until 5:00 p.m. Pacific Time on the fifth (5th) Business Day after Seller’s receipt of Buyer’s written objection in which to notify Buyer, in Seller’s sole discretion, either (a) that Seller will remove the new disapproved Title Matter(s) prior to the Closing, or (b) that Seller will not remove the new disapproved Title Matter(s). If Seller does not elect to do either (a) or (b), such silence shall be conclusively deemed to constitute Seller’s election not to remove any of the new Title Matter(s) disapproved by Buyer. If Seller elects not to remove any new disapproved Title Matter(s), whether by giving notice thereof or by failing to give notice, then Buyer shall have until 5:00 p.m. Pacific Time on the third (3rd) Business Day after Seller’s election (or deemed election) not to cure the disapproved exception in which to elect (x) to terminate this Agreement by written notice to Seller; or (y) to waive in writing Buyer’s previous disapproval of (and thereby accept) any items that Seller does not elect to remove. Buyer’s failure to terminate this Agreement by delivering written notice of such election on or before 5:00 p.m. Pacific Time on the fifth (5th) Business Day after Seller’s election or deemed election not to remove the new disapproved Title Matter(s) shall be deemed to constitute Buyer’s irrevocable election to waive Buyer’s previous disapproval whereupon the disapproved Title Matter(s) shall become a Permitted Exception. If, however, Buyer does elect to terminate this Agreement, then this Agreement shall so terminate, the Deposit shall be returned to Buyer (less the Independent Consideration) and neither party shall have any further obligations to the other hereunder except to the extent any such obligation expressly survives the termination of this Agreement. If this purchase and sale is terminated by reason of a Post DD Period Title Matter which is an involuntary lien first placed against the Property after the expiration of the Due Diligence Period, then Seller shall reimburse Buyer for Buyer’s actual and reasonably documented out-of-pocket third party costs and expenses in connection with this transaction (including, without limitation, due diligence costs, attorneys’ fees and costs) in an amount not to exceed the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00)

4.4          Deleted Intentionally.

4.5          Title Insurance. At Closing, the Title Company shall issue to Buyer or be irrevocably committed to issue to Buyer an ALTA extended coverage Owner’s Policy of Title Insurance (the “Title Policy”) with coverage in the amount of the Purchase Price, insuring that fee title to the Real Property is vested in Buyer subject only to the Permitted Exceptions. Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments), coverages, policy forms or amendments to the Title Policy as Buyer may reasonably require and/or increased liability (beyond the Purchase Price) as Buyer may require, provided that the same shall (a) be at no cost to Seller; (b) impose no additional liability on Seller; (c) not be a condition to the Closing; and (d) shall not require any acts of Seller, including signing of any documents. If Buyer is unable to obtain any of the foregoing endorsements, coverages, policy forms or amendments, Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without reduction of or set off against the Purchase Price, provided however, if the Title Company has agreed in writing to issue such endorsements, coverages, policy forms or amendments prior to the end of the Due Diligence Period, and if subsections (a) through (d) of the foregoing sentence are all satisfied as to each such endorsement, coverage, policy form and amendments, and if Buyer has delivered to Seller all such agreements of the Title Company prior to the end of the Due Diligence Period, then issuance of such endorsements, coverages, policy forms or amendments shall be a condition to Closing. However, under no circumstances shall the Closing be delayed as a result of Buyer’s request. Buyer shall be responsible for making any and all arrangements it deems appropriate to obtain the Title Policy at Closing and Seller shall have no responsibility in connection therewith other than (1) to deliver to Title Company at or before Closing an owner’s affidavit (the “Owner’s Affidavit”) substantially in the form of Exhibit C hereto, it being understood and agreed that Seller shall not be required to provide Title Company with any additional assurances, documents or acts in connection therewith; and (2) if requested by Title Company, such proof of Seller’s authority and authorization to enter into this Agreement and consummate the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments or other documents on behalf of Seller to act and bind Seller, as may be reasonably required by the Title Company; and (3) a “gap indemnity” in favor of the Title Company, in form and substance acceptable to Seller, to the extent required by the Title Company by reason of delay in recordation of the Deed because of the CoVid-19 pandemic.

4.6          Service Contracts. Buyer acknowledges and agrees that (a) the Service Contracts are Excluded Materials and excluded from the sale of the Property; (b) Seller shall not be obligated to assign any of the Service Contracts to Buyer; (c) from and after the Close of Escrow, Buyer shall be solely responsible for entering into and maintaining any and all contracts, agreements, equipment leases, purchase orders, maintenance, service, or utility contracts and similar contracts relating to the ownership, maintenance, construction, repair and/or operation of the Property including all property management, security, fire alarm monitoring and all contracts required to be maintained by the landlord under the Leases, if any; and (d) Seller, at its sole cost and expense, shall terminate as of or before the Close of Escrow all of the Service Contracts to the extent they pertain to the Property, except to the extent that Seller desires to keep them in place with respect to the leaseback of Building C in connection with and as provided in the Leaseback.

Article 5
REMEDIES

5.1          Seller Default. If the sale of the Property is not consummated due to Seller’s material default hereunder that is not cured within all applicable notice and cure periods, Buyer shall have the right, to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Seller and Escrow Agent, promptly after which the Deposit (except for the Independent Consideration, which shall be paid to Seller) shall be returned to Buyer, Seller shall pay to Buyer Buyer’s actual and reasonably documented out-of-pocket third party costs and expenses in connection with this transaction (including, without limitation, due diligence costs, attorneys’ fees and costs) in an amount not to exceed the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00), and neither party shall have any further obligation to the other hereunder except as otherwise expressly provided herein, (b) waive the default and proceed to close the transaction contemplated herein without adjustment to the Purchase Price, or (c) provided that all of the conditions to Seller’s obligations to close have been satisfied and so long as Buyer is not then in default of any of its obligations under this Agreement beyond all applicable notice and cure periods, and so long as specific performance is available under California law to cure Seller’s breach, seek specific performance of Seller’s obligations under this Agreement (but with no additional monetary recovery other than attorneys’ fees incurred in the specific performance litigation), provided that Buyer shall have reasonably demonstrated that it is prepared to deliver into escrow all funds required by this Agreement and otherwise satisfies all requirements for a specific performance remedy under California Law and files an action for specific performance within thirty (30) days of the date the Closing was to have occurred. Notwithstanding anything to the contrary contained herein, Seller shall not be deemed in default unless and until Buyer provides Seller with written notice of such default and Seller fails to cure such default within five (5) Business Days of its receipt of such written notice.

5.2          Buyer Default; Liquidated Damages. IF THE SALE IS NOT CONSUMMATED DUE TO ANY MATERIAL DEFAULT BY BUYER HEREUNDER AND BUYER FAILS TO CURE SUCH DEFAULT WITHIN FIVE (5) BUSINESS DAYS AFTER BUYER’S RECEIPT OF WRITTEN NOTICE FROM SELLER SPECIFYING SUCH DEFAULT, THEN SELLER SHALL RETAIN THE DEPOSIT (INCLUDING THE EXTENSION DEPOSIT, IF MADE) AS LIQUIDATED DAMAGES, WHICH RETENTION SHALL OPERATE TO TERMINATE THIS AGREEMENT AND RELEASE BUYER FROM ANY AND ALL LIABILITY HEREUNDER AT LAW OR IN EQUITY, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO BUYER’S DEFAULT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE PARTIES ACKNOWLEDGE THAT SUCH PAYMENT OF THE DEPOSIT IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER UNDER CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT, THE PARTIES AGREE THAT, IN NO EVENT, SHALL THIS LIQUIDATED DAMAGES PROVISION LIMIT SELLER’S RIGHTS OR RECOURSE WITH RESPECT TO (A) ANY INDEMNITY AND/OR WARRANTY PROVISIONS OF THIS AGREEMENT; (B) ANY DEFAULT BY BUYER FOLLOWING THE CLOSE OF ESCROW; AND (C) ANY ATTORNEYS’ FEES INCURRED BY SELLER IN ENFORCING OR INTERPRETING THIS AGREEMENT OR ANY OTHER AGREEMENTS AND THE PARTIES FURTHER AGREE, IN THE EVENT SELLER MAKES A CLAIM FOR ANY OF THE MATTERS DESCRIBED IN SUBSECTION (A) THROUGH (C) ABOVE, ALL OF SELLER’S RIGHTS, OPTIONS AND REMEDIES SHALL BE CUMULATIVE AND NOT ONE OF THEM SHALL BE EXCLUSIVE OF THE OTHER AND SELLER SHALL HAVE, WITH RESPECT TO THE MATTERS SET FORTH IN SUBSECTIONS (A) THROUGH (C) ABOVE, THE RIGHT TO PURSUE ANY OR ALL OF SUCH REMEDIES OR TO SEEK DAMAGES IN CONNECTION WITH THE MATTERS DESCRIBED IN (A) THROUGH (C) ABOVE IN THE EVENT OF ANY BREACH OF THE TERMS HEREOF BY BUYER OR TO PURSUE ANY OTHER REMEDY OR RELIEF WHICH MAY BE PROVIDED BY LAW OR EQUITY, WHETHER OR NOT STATED IN THIS AGREEMENT.

Initials:                   Seller_______                   Buyer _______

5.3          Notwithstanding anything to the contrary contained herein, no party shall be deemed in default unless and until the other party provides such party with written notice of such default and such party fails to cure such default within five (5) Business Days of its receipt of such written notice.

Article 6
REPRESENTATIONS AND WARRANTIES OF SELLER

6.1          Representations and Warranties of Seller. As used herein, the term “Global Materials” shall mean all matters (a) contained in or disclosed by the Due Diligence Items which are made available to Buyer (whether by way of posting in the Ellis Data Room (as described in Section 3.2.1, above) or otherwise), (b) contained in or disclosed by any of the Preliminary Reports, (c) contained in or disclosed by the Geotracker, Envirostor, U.S. EPA Superfund or Envirofacts (including, without limitation, all of its System Data Searches) websites pertaining to the Property, or the website for the Office of the Attorney General for the State of California pertaining to the Property, and/or (d) known by Buyer, it being agreed that all reports and communications from Buyer’s consultants, contractors, agents and/or employees regarding the Property shall be deemed to be “known by Buyer”. Seller hereby represents and warrants to Buyer as of the Effective Date and as of the Closing:

6.1.1      Status. Seller is a corporation duly organized or formed, validly existing and in good standing under the laws of the State of Delaware, qualified to transact business in the State of California.

6.1.2      Authority. The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors’ rights generally.

6.1.3      Non-Contravention. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not violate any Law or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound, which would affect Seller’s ability to perform its obligations under this Agreement.

6.1.4      Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

6.1.5      Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.

6.1.6      Bankruptcy. Seller has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors; (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property; or (c) made an assignment for the benefit of creditors.

6.1.7      Patriot Act. Seller (a) is not and is not acting, directly or indirectly for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, “Specially Designated and Blocked Persons” or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Asset Control of the United States Department of the Treasury; and (b) is not engaged, directly or indirectly, in any dealings or transactions and is not otherwise associated with such person, group, entity or nation.

6.1.8      Prior Rights. Except as contained in the Global Materials: Seller has not granted to any person or entity a contract or option to purchase, right of first refusal or first offer to purchase or lease the Property or any portion thereof.

6.1.9      Violations. Except as contained in the Global Materials: to Seller’s knowledge, in the past three (3) years Seller has received no written notice from any Governmental Entity of any current or past violation by the Property of any building codes or other applicable Laws that remains uncured. Seller shall promptly provide Buyer with a copy of any such notices received after the Effective Date.

6.1.10    Leases. Except as contained in the Global Materials: Seller has not signed any leases, or licenses (other than the documents described in Sections 3.2.4, 3.2.5, and/or 3.2.6, above, and other than with respect to the Remediation Equipment) currently in effect with respect to the Property or any portion thereof and Seller has no obligations for leasing commissions or tenant improvement allowances due under any prior lease of the Property.

6.1.11    Litigation. Except as contained in the Global Materials: Seller has not received written notice of any existing or pending litigation relating to the Property or any part thereof, and has to Seller’s knowledge not received any written notice in the past twelve (12) months of any threatened litigation relating to the Property or any part thereof.

6.1.12    Condemnation. Except as contained in the Global Materials: To Seller’s knowledge, Seller has not received written notice that condemnation or eminent domain proceedings are pending or threatened against the Property or any portion thereof.

6.1.13    Taxes. Except as contained in the Global Materials: To Seller’s knowledge, other than possible supplemental taxes regarding improvements, Seller has not received written notification of additional real property taxes (other than the statutorily permitted annual increases) which will be assessed against the Property for the current tax year.

6.1.14    Certain Environmental Matters. Except as set forth in the Global Materials, to Seller’s knowledge: (a) there has not been a release of Hazardous Materials in violation of Environmental Laws in, on, under, from or at the Real Property that first occurred on or after April 23, 1999 and (b) Seller has received no written notification of a release of Hazardous Materials in violation of Environmental Laws in, on, under, from or at the Real Property that first occurred on or after April 23, 1999.

6.1.15    Certain Environmental Matters. Except as set forth in the Global Materials: to Seller’s knowledge, Seller has not received written notice that Raytheon has stated or threatened that one or more releases of Hazardous Materials in, on, under, from or at the Real Property were or have been exacerbated by activities or negligent omissions by Seller, VS Trust 1999-1, Veritas Software Corporation, Veritas Operating Corporation, or any entity acting on behalf of any of the foregoing.

6.1.16    Certain Environmental Matters. Except as set forth in the Global Materials: to Seller’s knowledge, Seller has not received written notice from Fairchild (i) that Hazardous Materials were first released, discharged, brought upon, or were permitted or suffered to be brought upon, the Real Property in violation of any Environmental Laws by any person or persons other than Fairchild or its agents, employees, contractors or subcontractors on or after April 23, 1999, or (ii) that Hazardous Materials in, on, under, or from the Real Property were exacerbated (as the term “exacerbation” is defined in the Fairchild Agreement) by the negligent acts or omissions or willful misconduct of Seller, VS Trust 1999-1, Veritas Software Corporation, Veritas Operating Corporation, or their Financing Parties (as that term is defined in the Fairchild Agreement), or any of their respective agents, employees, contractors or subcontractors or other authorized representatives, at any time on or after April 23, 1999.

6.1.17    Routine Maintenance. During the period from and after the Effective Date and until the Close of Escrow, Seller shall have performed the routine, non-capital maintenance of the Property in the same manner as immediately prior to the Effective Date subject to ordinary wear and tear and further subject to Section 10.2, below.

6.2          Seller’s Knowledge; Subsequent Changes; Limitations on Seller’s Liability. As used in this Agreement, the terms “Seller’s knowledge”, the “best of Seller’s knowledge” and “Seller’s actual knowledge” mean the conscious actual knowledge as of the Effective Date of: (1) Michael Welliver, VP of Real Estate for Seller; and (2) Peggy Song, Director, Legal for Seller. Neither Mr Welliver nor Ms Song shall have any duty to perform due diligence or any other investigation regarding any knowledge matters. Under no circumstances shall any knowledge be imputed to either Mr Welliver or Ms Song, and under no circumstances shall either Mr Welliver or Ms Song have any personal or other liability whatsoever under this Agreement, including for the untruth of any Seller representations or warranties. If Seller or Buyer obtains actual knowledge of any fact or circumstance which would make one of Seller’s foregoing representations or warranties untrue when originally made or untrue as of the Closing Date, or if new Due Diligence Items are made available by Seller to Buyer for the first time on or after three (3) days prior to the expiration of the Due Diligence Period, then each will promptly give notice of such changed fact or circumstance or new materials to the other. If and to the extent any such fact or circumstance or Due Diligence Items evidences a material breach by Seller of its representations or warranties contained herein or would otherwise constitute a breach by Seller hereunder, or would make any of Seller’s warranties or representations untrue as of the Close of Escrow, or demonstrates that any of Seller’s warranties or representations were actually untrue as of the Effective Date, or is determined by Buyer to be material to a purchase of the size of the transaction described herein, then in any such instance, Buyer, as its sole remedy, shall have the option of (a) waiving any breach of warranty and accepting the circumstance or fact or new Due Diligence Item, and proceeding with the Closing; or (b) terminating this Agreement. On such a termination, the Deposit (other than the Independent Consideration) and any other funds deposited by Buyer into the escrow and all interest earned thereon shall be returned to Buyer, and neither party shall have any obligations to the other except those that survive termination of this Agreement. Notwithstanding the foregoing, if the changed fact or circumstance or new Due Diligence Item makes any representation by Seller untrue when made by Seller on the Effective Date, then Seller shall pay to Buyer Buyer’s actual and reasonably documented out-of-pocket third party costs and expenses in connection with this transaction (including, without limitation, due diligence costs, attorneys’ fees and costs) in an amount not to exceed the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00), and neither party shall have any further obligation to the other hereunder except as otherwise expressly those that survive termination of this Agreement. Any such termination election shall be made by Buyer not later than five (5) Business Days from Buyer becoming aware of such fact or circumstance or Due Diligence Item from any source (in which case, the Closing shall be extended if necessary to give Buyer five (5) Business Days to review such fact, circumstance or Due Diligence Item). If Buyer does not so elect in writing to terminate this Agreement pursuant to this Section 6.2 within said five (5) Business Day period, then Buyer shall be deemed to have elected to (i) waive its rights to terminate this Agreement pursuant to this Section 6.2; (ii) acquire the Property on the terms set forth in this Agreement, and shall be deemed to know the contents of such facts, circumstances and Due Diligence Items; and (iii) waive all claims and remedies at law or in equity with respect to the inaccuracy of any representations or warranties or material information revealed by or resulting from the facts, circumstances or Due Diligence Item and the affected representation shall be deemed amended to make it accurate in light of such facts, circumstances or Due Diligence Item. All of Seller’s representations and warranties shall survive the Closing for a period of one hundred eighty (180) days, and shall survive only with respect to written claims alleging a specific breach of one or more of those representations and warranties received by Seller within such one eighty (180) days. Seller shall have no liability for breach of its warranties and representations until Buyer has paid actual losses in regard thereto in the amount of Three Hundred Thousand Dollars ($300,000.00). After Buyer has paid such amount, the amount of Seller’s liability for losses arising out of Seller’s breach of any or all of its warranties shall not exceed, in the aggregate, Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000.00), provided that such liability cap shall not apply to: (1) attorneys’ fees incurred in connection with enforcing Seller’s breached warranty(ies), or (2) brokerage commissions which are Seller’s obligations under Section 9.8, below, or (3) fraud, if any, committed by Seller in connection with any of the warranties contained in Sections 6.1 through 6.16, above. As a further limitation, Seller liability under the warranties contained in Section 6.17, above shall not exceed Fifty Thousand Dollars ($50,000.00). In no event shall Buyer seek satisfaction for any obligation from any partners, members, shareholders, officers, directors, employees, agents, representatives or successors or assigns of such persons or entities, nor shall any such person or entity have any personal liability for any such obligations of the Seller. The provisions of this Section 6.2 shall expressly survive the Close of Escrow and shall not merge into the Deed or any of the other closing documents hereunder.

Article 7
REPRESENTATIONS AND WARRANTIES OF BUYER

7.1        Buyer’s Representations and Warranties. Buyer represents and warrants to Seller the following as of the Effective Date and as of the Closing:

7.1.1      Status. Buyer is a limited liability company duly organized or formed, validly existing and in good standing under the laws of the State of Delaware and qualified to transact business in the State of California.

7.1.2      Authority. The execution and delivery of this Agreement and the performance of Buyer’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Buyer and this Agreement constitutes the legal, valid and binding obligation of Buyer, subject to equitable principles and principles governing creditors’ rights generally.

7.1.3      Non-Contravention. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not violate any Law or conflict with, result in a breach of, or constitute a default under the organizational documents of Buyer, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Buyer is a party or by which it is bound.

7.1.4      Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of the transactions contemplated hereby.

7.1.5      Bankruptcy. Buyer has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors; (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property; or (c) made an assignment for the benefit of creditors.

7.1.6      Solvency. Buyer will not be rendered insolvent in connection with, or as a result of, the performance by Buyer of its obligations hereunder or the consummation of the transactions contemplated hereby.

7.1.7      Patriot Act. Buyer (a) is not and is not acting, directly or indirectly for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, “Specially Designated and Blocked Persons” or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Asset Control of the United States Department of the Treasury; and (b) is not engaged, directly or indirectly, in any dealings or transactions and is not otherwise associated with such person, group, entity or nation.

7.2        Buyer’s Independent Investigation, Waivers and Disclaimers.

7.2.1      Investigations. Buyer has been given, or will be given before the end of the Due Diligence Period, an opportunity to inspect and investigate the Property in accordance with the terms of this Agreement, either independently or through agents of Buyer’s choosing, including:

(a)       Matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements, and building codes;

(b)       The physical condition and aspects of the Property, including the interior, the exterior, the square footage within the Improvements on the Real Property and within each tenant space therein, the structure, the paving, the utilities, and all other physical and functional aspects of the Property, including, subject to the limitations contained in this Agreement (including Section 3.3, above) an examination for the presence or absence of Hazardous Materials, which shall be performed or arranged by Buyer at Buyer’s sole expense;

(c)       Any easements and/or access rights affecting the Property;

(d)       The Personal Property, the Intangible Property and any documents or agreements of significance affecting the Property; and

(e)       All other matters of material significance affecting the Property or delivered to Buyer by Seller in accordance with Article 3 of this Agreement.

7.3          Disclaimer. Subject to the express representations and warranties of Seller in Section 6.1, above, Buyer hereby fully and forever waives, and Seller hereby fully and forever disclaims, all warranties of whatever type of kind with respect to the Property, whether express, implied or otherwise including those of fitness for a particular purpose, tenantability, habitability or use.

7.4          “AS-IS” Sale.

7.4.1      Buyer represents to Seller that by the end of the Due Diligence Period, Buyer will consider and evaluate the Due Diligence Items, the Global Materials, the Property, the information provided by or obtained by Buyer’s consultants, and all other information about the condition of the Property. BUYER FURTHER REPRESENTS AND WARRANTS THAT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER UNDER SECTION 6.1, ABOVE, BUYER ACKNOWLEDGES AND AGREES THAT NEITHER SELLER, NOR ANYONE ACTING FOR OR ON BEHALF OF SELLER INCLUDING BROKER, HAS MADE ANY REPRESENTATIONS, WARRANTIES, OR PROMISES TO BUYER, OR TO ANYONE ACTING FOR OR ON BEHALF OF BUYER, CONCERNING ANY ASPECT OF THE PROPERTY INCLUDING (A) THE SIZE OR QUALITY OF THE BUILDINGS AND/OR THE REAL PROPERTY INCLUDING THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY, GROUNDWATER OR AIR QUALITY, (B) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY; (C) COMPLIANCE WITH TITLE III OF THE AMERICANS WITH DISABILITIES ACT OF 1990 AND ALL SIMILAR STATE AND LOCAL ACCESSIBILITY LAWS; (D) COMPLIANCE WITH ANY ENVIRONMENTAL LAWS (AS DEFINED IN SECTION 1.1.34, ABOVE) OR LAND USE LAWS, COVENANTS, CONDITIONS AND RESTRICTIONS, STATUTES, RULES, REGULATIONS, ORDINANCES, ORDERS OR REQUIREMENTS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (E) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS (AS DEFINED IN SECTION 1.1.34, ABOVE) AT, ON, UNDER, ABOVE OR ADJACENT TO THE PROPERTY; (F) THE CONTENT, COMPLETENESS OR ACCURACY OF THE DUE DILIGENCE ITEMS, THE GLOBAL MATERIALS, PRELIMINARY REPORT AND THE TITLE DOCUMENTS; (G) THE CONFORMITY OF THE IMPROVEMENTS TO ANY PLANS OR SPECIFICATIONS FOR THE PROPERTY, INCLUDING ANY PLANS AND SPECIFICATIONS THAT MAY HAVE BEEN OR MAY BE PROVIDED TO BUYER; (H) THE INCOME TO BE DERIVED FROM THE PROPERTY; (I) ANY ASPECT OF THE DUE DILIGENCE ITEMS (INCLUDING THOSE IN THE ELLIS DATA ROOM), INCLUDING THE SCOPE OR NATURE OF THE EFFORTS MADE BY SELLER TO ASSEMBLE THE DUE DILIGENCE ITEMS, AND/OR THE COMPLETENESS OR ACCURACY OF ANY OF THE DUE DILIGENCE ITEMS AND/OR (I) ANY OTHER MATTER RELATED TO THE PROPERTY. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THE PROPERTY WILL BE INDEPENDENTLY INVESTIGATED BY BUYER TO ITS FULL SATISFACTION PRIOR TO EXPIRATION OF THE DUE DILIGENCE PERIOD, AND THAT BUYER EXPRESSLY ACCEPTS THE RISKS INHERENT IN THE LIMITATIONS ON THE TYPES OF INVESTIGATIONS THAT MAY BE CONDUCTED AT THE PROPERTY, OR THAT BUYER WILL TERMINATE THIS AGREEMENT AS PROVIDED ABOVE, THAT BUYER WILL BE ACQUIRING THE PROPERTY BASED SOLELY UPON AND IN RELIANCE ON ITS OWN INSPECTIONS, EVALUATIONS, ANALYSES AND CONCLUSIONS, AND THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN SECTION 6.1 OF THIS AGREEMENT (AS LIMITED BY SECTION 6.2, HEREOF), AND THAT SUBJECT TO SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 6.1, ABOVE (AS LIMITED BY SECTION 6.2, HEREOF), BUYER WILL BE ACQUIRING THE PROPERTY IN ITS “AS-IS” CONDITION AND STATE OF REPAIR INCLUSIVE OF ALL FAULTS AND DEFECTS, WHETHER KNOWN OR UNKNOWN, AS MAY EXIST AS OF THE CLOSING, AND BUYER EXPRESSLY ASSUMES THE RISK THAT ADVERSE PHYSICAL, ENVIRONMENTAL, FINANCIAL, LEGAL AND OTHER CONDITIONS MAY NOT BE REVEALED BY BUYER’S INSPECTION OF THE PROPERTY.

BY INITIALING BELOW, THE BUYER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND SIGNIFICANCE OF THIS SECTION AND AGREES TO THE TERMS SET FORTH HEREIN.

Buyer:   ______      _______

7.5        Buyer’s Release of Seller.

7.5.1      Seller Released From Liability. To the fullest extent permitted by Law, Buyer hereby releases Seller and the Seller Parties from all responsibility and liability to Buyer regarding the condition (including its physical condition and its compliance with applicable Laws, and the presence in the soil, soil gas, air (including indoor air), structures and surface and subsurface waters, of Hazardous Materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever except to the extent that such responsibility or liability is the result of any Excluded Claims.

7.5.2      Buyer’s Waiver of Objections. Buyer acknowledges that it has accepted the risks inherent in the limitations on inspections contained herein, that it has inspected the Property, observed its physical characteristics and existing conditions and had, or will have, the opportunity to conduct such investigation and study on and of said Property and adjacent areas as it deemed necessary within the limitations on inspections contained herein, and subject to Seller’s responsibility for any breach of the express warranties and representations contained in Section 6.1 of this Agreement, and any Excluded Claims, hereby waives any and all objections to, claims, causes of action or complaints against Seller (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property is or may be subject) regarding physical characteristics and existing conditions, including structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, in, under, adjacent to or otherwise affecting the Property. Buyer further hereby assumes the risk of changes in applicable laws and regulations including those relating to past, present and future environmental conditions on the Property, and the risk that adverse physical characteristics and conditions, including the presence of Hazardous Materials or other contaminants, may not be revealed by its investigation, provided that the foregoing waiver does not apply to any Excluded Claims.

7.5.3      Civil Code Section 1542 Waiver. In connection with the releases and waivers set forth in this Section 7.5, Buyer, on behalf of itself, its successors, assigns and successors-in-interest and such other persons and entities, waives the benefit of California Civil Code Section 1542 (and all other statutes or common law principles of similar effect), which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Buyer: _________

7.5.4      Excluded Claims. Notwithstanding anything to the contrary contained in this Section 7.5, Buyer and Seller hereby acknowledge and agree that the waivers and releases of Seller and the Seller Parties set forth in this Section 7.5 or elsewhere in this Agreement or any Closing Document shall not apply to any Losses, claims, liabilities, causes of actions, or damages arising or resulting from or related to (i) a material breach of any representation or warranty of Seller set forth in Section 6.1 of this Agreement, or in Section 9.8 hereof, to the extent a claim therefor is timely made and does not exceed the limitations on such claims contained in Section 6.2, or (ii) any third party tort claims for injuries caused by Seller and incurred prior to the Closing Date, or (iii) fraud, if any, committed by Seller in connection with the sale of the Property (collectively, the “Excluded Claims”).

7.5.5      Survival. The foregoing waivers, releases and indemnities and all other provisions of this Section 7.5 shall survive either (a) the Closing and the recordation of the Deed, and shall not be deemed merged into the Deed upon its recordation; or (b) any termination of this Agreement.

7.6          Discharge. Notwithstanding any other provisions contained herein, or in any document or instrument delivered in connection with the transfer contemplated hereby, to the contrary (including any language providing for survival of certain provisions hereof or thereof), Buyer hereby acknowledges and agrees that (a) prior to Closing, Buyer’s sole recourse in the event of a breach by Seller shall be as set forth in Section 5.1 hereof; and (b) except for Seller’s express obligations under this Agreement that expressly survive the Closing, Seller shall, upon consummation of Closing, be deemed to have satisfied and fulfilled all of Seller’s covenants, indemnities, and obligations contained in this Agreement and the documents delivered pursuant hereto, and Seller shall have no further liability to Buyer or otherwise with respect to this Agreement, the transfers contemplated hereby, or any documents delivered pursuant hereto, except for the Excluded Claims.

Article 8
SELLER’S COVENANTS

8.1          Pre-Closing Covenants. From the Effective Date until Closing or earlier termination of this Agreement, Seller will: (a) maintain insurance on the Property which is at least equivalent in all material respects to the insurance policies covering the Property as of the Effective Date, if any; and (b) not enter into any lease, occupancy agreement or service agreement regarding the Property (except in connection with Seller’s lease back of Building C) that will remain in effect after the Close of Escrow, except as may be required by law.

8.2          Alterations. From the Effective Date until Closing or earlier termination of this Agreement, and except for alterations which Seller may make to Building C to prepare for occupancy under the Leaseback (which shall not require any Buyer approval), Seller will not without the prior consent of Buyer make any material alterations, improvements, modifications or repairs to the physical condition of the Property. Buyer shall respond to any request for approval within five (5) Business Days after receipt of Seller's written request. If Buyer fails to notify Seller in writing of Buyer’s approval or disapproval within such five (5) Business Days, such failure shall be deemed approval by Buyer.

8.3          Notices. From the Effective Date until Closing or earlier termination of this Agreement, Seller will promptly advise Buyer of any written notice Seller receives from any Governmental Entity concerning (a) any violation of any Laws applicable to the Property or (b) any special assessments or proposed increase in valuation of the Property. In addition, from the Effective Date until Closing or earlier termination of this Agreement, Seller will: (i) deliver or cause to be delivered to Buyer, promptly upon giving or receipt thereof by Seller, true and complete copies of any written notice of default given or received by Seller under any of the Service Contracts or Title Matters and (ii) promptly advise Buyer of its receipt of written notice of any uninsured litigation, arbitration or administrative proceeding which is instituted after the date hereof which affects the Property.

Article 9
CLOSING AND CONDITIONS

9.1          Seller’s Conditions to Closing. The Closing and Seller’s obligations with respect to the transaction contemplated by this Agreement are subject to the timely satisfaction or written waiver by the respective dates designated below of the following conditions precedent for Seller’s benefit (the “Seller Conditions Precedent”).

9.1.1      Due Diligence Approval. Buyer shall have delivered an Approval Notice on or before the expiration of the Due Diligence Period, and Buyer shall have delivered the Additional Deposit to the Escrow Holder on or before the third (3rd) Business Day after the Expiration of the Due Diligence Period.

9.1.2      Buyer’s Deliveries. On or before the Closing Date, Buyer shall have delivered to Escrow Holder all of the funds and documents as provided in Section 9.5 hereof.

9.1.3      Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date made and, subject to the provisions of this Agreement, shall remain true and correct in all material respects as of the Closing Date and remade as of the Closing Date.

9.1.4      Performance. As of the Closing Date, Buyer shall not be in material default in the performance of any material covenant or agreement to be performed by Buyer under this Agreement beyond any applicable notice and cure periods.

9.1.5      Leaseback.    Buyer and Seller shall have agreed upon the specific form and content of the Leaseback, each in their absolute and sole discretion, on or before 5:00 p.m. on June 15, 2021.

Except with respect to Section 9.1.5 (which may fail at the sole discretion of either Buyer or Seller for any or no reason, whether or not in good faith or with willful intent) neither Buyer nor Seller shall willfully or in bad faith act or fail to act for the purpose of permitting any of Seller’s Conditions Precedent to fail. Except as otherwise provided herein, if any of the foregoing Seller Conditions Precedent are not satisfied by the respective dates designated hereunder for any reason other than a default by Seller or Buyer hereunder, then this Agreement and the Escrow shall terminate, the Deposit shall be returned to Buyer and, neither party shall have any further rights or obligations under this Agreement except for those which this Agreement expressly provides shall survive any termination. Seller shall have the right to waive any of the Seller Conditions Precedent, and the election by Seller to proceed with the Closing shall be deemed Seller’s waiver of any unsatisfied Seller Conditions Precedent to the extent any such Seller Condition(s) Precedent has(have) not been previously satisfied or waived.

9.2          Buyer’s Conditions to Closing. The Closing and Buyer’s obligation to consummate the transaction contemplated by this Agreement are subject to the timely satisfaction or written waiver by the respective dates designated below of the following conditions precedent for Buyer’s benefit (the “Buyer Conditions Precedent”):

9.2.1      Due Diligence Approval. Buyer shall have delivered an Approval Notice on or before the expiration of the Due Diligence Period.

9.2.2      Seller’s Deliveries. On or before the Closing Date, Seller shall have delivered to Escrow Agent the documents described in Section 9.4 below.

9.2.3      Representations and Warranties. All representations and warranties of Seller contained in Section 6.1 of this Agreement shall be true and correct in all material respects as of the date made and, subject to the provisions of this Agreement, shall remain true and correct in all material respects as of the Closing Date and remade as of the Closing Date.

9.2.4      Performance. As of the Closing Date, Seller shall not be in material default in the performance of any material covenant or agreement to be performed by Seller under this Agreement beyond any applicable notice and cure periods.

9.2.5      Title Policy. As of the Closing Date, the Title Company shall have issued or irrevocably committed to issue the Title Policy to Buyer as provided in Section 4.5 above.

9.2.6      No Material Change. On the Closing Date, the Property shall be in a state of repair at least as materially good as the state of repair as of the expiration of the Due Diligence Period, normal wear and tear, except for damage caused by casualty, condemnation, Buyer, Buyer’s agents or Buyer’s contractors, and there shall be no change in the zoning or entitlements for the Property caused by Seller. For purposes of this Section 9.2.6 only, “at least as materially good” shall mean that there is no new repair item that appears first after the expiration of the Due Diligence Period, and which will cost in excess of Three Million Eight Hundred Thousand Dollars ($3,800,000.00).

9.2.7      Estoppels.    Buyer shall have received the Estoppels on or before 5:00 p.m. on June 15, 2021. If Buyer fails to notify Seller in writing on or before 5:00 p.m. on June 15, 2021 that it has not received the Estoppels, then this condition shall be deemed to have been fully and finally satisfied. If Buyer notifies Seller on or before 5:00 p.m. on June 15, 2021 that this condition has not been satisfied, then this Agreement shall automatically terminate at 5:00 p.m. on June 15, 2021, or such earlier date and time that Buyer notifies Seller that Buyer has elected to terminate this Agreement under this Section 9.2.7, and the Deposit (excluding any Independent Consideration) shall be returned to Buyer and neither party shall have any further obligations to the other hereunder except to the extent any such obligations expressly survive the termination of this Agreement.

9.2.8      Leaseback. Buyer and Seller shall have agreed upon the specific form and content of the Leaseback, each in their absolute and sole discretion, on or before 5:00 p.m. on June 15, 2021.

Except with respect to Section 9.2,8 (which may fail at the sole discretion of either Buyer or Seller for any or no reason, whether or not in good faith or with willful intent) neither Buyer nor Seller shall willfully or in bad faith act or fail to act for the purpose of permitting any of the Buyer Conditions Precedent to fail. If any of the Buyer Conditions Precedent set forth in this Agreement are not timely satisfied for any reason other than a default by Seller or Buyer hereunder, then this Agreement and the Escrow shall terminate, the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations under this Agreement with respect to the Property except for those which this Agreement expressly provides shall survive any termination. Notwithstanding the foregoing, Buyer shall have the right to waive, in its sole and absolute discretion, any of the Buyer Conditions Precedent, and the election by Buyer to proceed with the Closing with the actual knowledge that a Buyer Condition Precedent has not been satisfied, shall be deemed Buyer’s waiver of such Buyer Condition Precedent to the extent any such Buyer Condition Precedent has not been previously satisfied or waived.

9.3          Closing.

9.3.1      Closing Date. The closing hereunder (“Closing”) shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made through Escrow at Escrow Agent’s office on June 30, 2021 (the “Closing Date”). Buyer shall have the one time right to extend the Closing Date to July 15, 2021. Said right shall be exercised by Buyer: (1) delivering to Seller no later than June 22, 2021 written notice of its election to so extend the Closing; and (2) depositing into Escrow on or before June 22, 2021, the additional sum of Ten Million Dollars ($10,000,000.00) (the “Extension Deposit”). Buyer’s failure to timely do both (1) and (2) in the foregoing sentence shall constitute Buyer’s full and final waiver of its right to extend the Closing Date. The Extension Deposit shall become part of the Deposit for all purposes hereunder, including liquidated damages, and shall be applied to the Purchase Price at Closing. Except as permitted by the express terms of this Agreement, the Closing Date may not be extended beyond July 15, 2021. If the Closing has not occurred by July 16, 2021 (as said date may be extended by the express terms of this Agreement), then either party, so long as such party is not then in default of this Agreement beyond all applicable notice and cure periods, if any, shall have the right to terminate this Agreement by delivering written notice to the other party. If this Agreement is so terminated, then the Deposit shall be returned to Buyer if Buyer is not then in material default hereof beyond any applicable notice and cure periods (as set forth in Section 5.2, above), and neither party shall have any liability to the other hereunder except to extent otherwise expressly stated herein.

9.3.2      Deposit of Purchase Price. Buyer shall deposit in escrow with the Escrow Agent the Purchase Price (less the Deposit) subject to adjustments described in Section 9.6, together with all other costs and amounts to be paid by Buyer at the Closing pursuant to the terms of this Agreement, by Federal Reserve wire transfer of immediately available funds to an account to be designated by the Escrow Agent. The deposit of said sums into escrow by Buyer shall be made on or before the date/time required by the Escrow Agent in order to close the Escrow on the Closing Date.

9.4          Seller’s Closing Documents and Other Items. At or before Closing, Seller shall deposit into escrow the following items:

9.4.1      A duly executed and acknowledged original Grant Deed in the form attached hereto as Exhibit D (the “Deed”);

9.4.2      An executed counterpart of a Bill of Sale in the form attached hereto as Exhibit E (the “Bill of Sale”);

9.4.3      A duly executed affidavit pursuant to Section 1445(b)(2) of the Code, and on which Buyer is entitled to rely, stating that Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code and a California Franchise Tax Board 593-C certifying that Seller has a permanent place of business in California or is qualified to do business in California (the “Tax Certificates”);

9.4.4      A duly executed Owner’s Affidavit in the form attached hereto as Exhibit C and, subject to Section 4.5, above, such other documents as may be reasonably required by Escrow Agent or Title Company or as may be agreed upon by Seller and Buyer to consummate the purchase of the Property as contemplated by this Agreement;

9.4.5      A duly executed counterpart of the Closing Statement, and two (2) duly executed counterparts of the Leaseback; and

9.4.6      Such additional documents as may be reasonably required by the Escrow Agent in order to consummate the transactions hereunder, except to the extent of acts or documents regarding title to the Property (which are limited pursuant to Section 4.5, above).

In addition, upon completion of the Closing, Seller shall deliver to Buyer (a) possession of the Property; and (b) all keys and/or access cards or fobs (as applicable) to the Improvements which are in Seller’s possession.

9.5          Buyer’s Closing Documents and Other Items. At or before Closing, Buyer shall deposit into escrow the following items:

9.5.1      The Purchase Price and such additional funds as are necessary to close this transaction;

9.5.2      A duly executed counterpart of the Bill of Sale;

9.5.3      A duly executed original preliminary change of ownership report (the “PCOR”);

9.5.4      A duly executed counterpart of the Closing Statement; and two (2) duly executed counterparts of the Leaseback;

9.5.5      If requested by Title Company, such proof of Buyer’s authority and authorization to enter into this Agreement and consummate the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments or other documents on behalf of Buyer to act and bind Buyer, as may be reasonably required by the Title Company; and

9.5.6      Such additional documents as may be reasonably required by the Escrow Agent in order to consummate the transactions hereunder.

9.6          Prorations and Closing Costs.

9.6.1      Prorations.

(a)       General Prorations. Real estate taxes and assessments shall be prorated as of the Closing Date, with Buyer deemed to be in ownership of the Property as of the Closing Date. Seller shall pay all installments of property taxes and special and other assessments due and payable for the period prior to the Closing Date and Buyer shall pay all installments of property taxes and special and other assessments first becoming due and payable for the period on or after the Closing Date. If the applicable tax rate and assessments for the Property have not been established for the year in which Closing occurs, the proration of real estate taxes will be based upon the rate and assessments for the preceding year and shall be readjusted as provided in this Section 9.6.1(a). Promptly after the new tax rate or assessment is fixed, the apportionment of taxes or assessments shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments as of the Closing Date shall be promptly corrected and the proper party reimbursed, which obligations shall survive the Closing. Notwithstanding the foregoing or anything else contained in this Agreement, any and all increases in real estate taxes and/or assessments that result from the sale of the Property to Buyer shall be borne solely and exclusively by Buyer. Seller shall be charged and responsible for all taxes and assessments with respect to all periods prior to the Closing Date (including without limitation, any supplemental tax assessments relating to any reassessment of the Property applicable to any period prior to the Closing Date or any other supplemental tax assessment or “escape” taxes), and Buyer shall be charged and responsible for all such real estate taxes and assessments with respect to all periods from and after the Closing Date. If any reduction in real estate taxes or assessments affecting the Property shall be granted for any the tax year prior to, or in which, the Closing occurs, Seller shall be entitled to receive its pro rata share of such reduction that accrued prior to the Closing Date, in the form of a refund from the taxing authority or payment from Buyer upon Buyer's receipt of a refund or credit against current taxes or assessments which is attributable to any such reduction. The provisions of this Section 9.6.1(a) shall survive the Close of Escrow. Seller shall promptly inform Buyer of any notices of reassessment for the base year value adjustments that are attributable to the Property assessment and taxes as of the Closing Date. Additionally, with respect to any tax proceedings that relate to the Property for the tax year in which the Closing occurs, Seller shall not settle any such tax proceeding without the prior written consent of Buyer and any refund with respect to any such tax year shall be apportioned between Seller and Buyer as of the Closing Date based on each party’s respective periods of ownership of the Property. Buyer may settle any tax proceedings for the Property for the tax year in which the Closing occurs, subject to the apportionment requirements. The parties shall adjust and prorate utility charges and operating expenses (other than those under service contracts, as none of same shall be assumed by Buyer) attributable to the Property as of the date of Close of Escrow, with Buyer deemed to own the Property on the Closing Date.

(b)       Utility Deposits. Seller shall be entitled to recover any and all deposits with respect to the Property held by any utility company as of the Closing Date. It is the intention of the parties that all utility accounts shall be closed by the respective utility companies as of the Closing Date, and that Buyer shall establish its own accounts as of the Closing Date. To the extent that any of Seller’s utility accounts remain open following the Closing Date, then such utilities shall be prorated.

9.6.2      Closing Costs.

(a)       Seller shall pay (i) all county transfer taxes; (ii) fifty percent (50%) of all City and local transfer taxes, (iii) the cost of the CLTA standard coverage portion of the Title Policy, (iv) all escrow and recording fees in connection with the transaction contemplated herein, (v) any additional costs and charges customarily charged to sellers in accordance with common escrow practices in the County for similar properties, other than those costs and charges specifically required to be paid by Buyer hereunder; and (v) the fees of Seller’s Broker..

(b)       Buyer shall pay (i) fifty percent (50%) of all City and local transfer taxes, (ii) the cost of the extended coverage portion of the Title Policy including the cost of any extended coverage, increased liability or and any endorsements requested by Buyer; (iii) any Survey update or other survey work commissioned by Buyer, if applicable; and (iv) any additional costs and charges customarily charged to buyers in accordance with common escrow practices in the County, other than those costs and charges specifically required to be paid by Seller hereunder.

9.7          Disbursements and Other Actions by Escrow Agent. Without limiting the terms and conditions of Section 9.1 and 9.2, above, upon the Closing, Escrow Agent shall promptly undertake the following in the manner indicated, provided that Escrow Agent shall undertake the Closing only when it can perform each of the following:

9.7.1      Funds. Disburse all funds deposited with Escrow Agent by Buyer in payment of the Purchase Price as follows:

(a)       If, as the result of the costs, prorations and credits pursuant to Section 9.6, amounts are to be charged to the account of Seller, then deduct the total amount of such charges. If, as a result of the costs, prorations and credits pursuant to Section 9.6, amounts are to be charged to the account of Buyer, then collect the total amount of such charges (“Buyer’s Charges”) from Buyer.

(b)       Immediately disburse to Seller any Buyer’s Charges payable owed to Seller or payable under Section 9.6, above, and the full Purchase Price, less deductions charged to Seller, if any, under Section 9.6, above.

(c)       After all disbursements to Seller are completed, disburse the remaining balance of the funds in Escrow, if any, as Buyer directs.

9.7.2      Recording and Filing. Cause the Deed to be filed for recording in the Official Records in that order and no other order and with no intervening liens, and, in connection therewith, submit the PCOR.

9.7.3      Title Policy. Issue, or irrevocably commit to issue, the Title Policy to Buyer.

9.7.4      Disbursement of Documents to Buyer. Disburse to Buyer (a) a Bill of Sale, and the Tax Certificates; (b) conformed copies showing the recording information for the Deed; (c) one fully executed set of counterparts of the Leaseback; and (d) any other documents (or copies thereof) deposited into Escrow to which Buyer is entitled pursuant to the terms of this Agreement.

9.7.5      Disbursement of Documents to Seller. Disburse to Seller (a) a Bill of Sale; (b) copies of the Tax Certificates; (c) one fully executed set of counterparts of the Leaseback; and (d) any other documents (or copies thereof) deposited into Escrow to which Seller is entitled pursuant to the terms of this Agreement.

9.7.6      Closing Statement. Deliver to each of Buyer and Seller a closing statement showing the distribution, application, and receipt of all funds processed through the Escrow (the “Closing Statement”).

9.8          Brokerage Commissions. Seller’s Broker is acting as Seller’s broker in connection with this Agreement. Seller shall pay Seller’s Broker pursuant to a separate agreement between Seller and Seller’s Broker. Except for the commission to Seller’s Broker as provided herein, each party represents and warrants to the other that it has not dealt with any broker, finder or other party, whether or not licensed, who may be entitled to a commission, finder’s fee or similar payment, and hereby indemnifies, protects, defends (with legal counsel acceptable to the other party) and holds the other party free and harmless from and against any and all Losses arising from by any broker, agent or finder, licensed or otherwise, claiming through, under or by reason of the conduct of such party in connection with this transaction. The provisions of this Section 9.8 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

Article 10
MISCELLANEOUS

10.1        Amendment and Modification. This Agreement shall be amended, modified, or supplemented only by a written agreement signed by Buyer and Seller.

10.2        Risk of Loss and Insurance Proceeds.

10.2.1    Minor Loss. Buyer shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any improvements thereon or condemnation of any portion of the Property, provided that: (a) the aggregate cost to repair any such damage or destruction, or the diminution in the value of the remaining Property as a result of a partial condemnation for all such events combined is Three Million Eight Hundred Thousand Dollars ($3,800,000.00) or less, (a “Minor Loss”); and (b) upon the Closing, Seller shall grant to Buyer a credit against the Purchase Price as provided in this Section 10.2.1. The credit shall be in the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, (or in the case of an uninsured loss, the cost of repair as reasonably determined by Seller, but in no event more than Three Million Eight Hundred Thousand Dollars [$3,800,00.00]), less any sums expended by Seller toward the restoration or repair of the Property (whether from insurance proceeds or otherwise) or in collecting such insurance proceeds or condemnation awards, plus the amount of the applicable insurance deductible for such loss. If the insurance proceeds (if any) or awards have not been collected by Seller as of the Closing, then there shall be no credit against the Purchase Price, and all rights to collect under Seller’s insurance for the casualty and all such proceeds or awards shall be assigned by Seller to Buyer without recourse or warranty, except to the extent needed to reimburse Seller for sums expended prior to the Closing to repair or restore the Property or to collect any such proceeds or awards, without a reduction of the Purchase Price. For purposes of clarity, the total aggregate amount of credit that Buyer can receive at closing regarding uninsured Minor Losses, including deductibles (to the extent that the Minor Loss is partially covered by insurance), shall not exceed Three Million Eight Hundred Thousand Dollars ($3,800,000.00).

10.2.2    Major Loss. If the cost to repair the damage or destruction or condemnation at the Property exceeds in the aggregate for all such events prior to the Close of Escrow the sum of Three Million Eight Hundred Thousand Dollars ($3,800,000.00) (a “Major Loss”), then Buyer or Seller, each at their sole option, to be exercised by written notice delivered to the other, terminate this Agreement, on or before 5:00 pm Pacific time on the first to occur of: (i) the tenth (10th) business day following Buyer’s receipt of both Seller’s notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings and its receipt of Seller’s estimate of the cost and time to complete the necessary repairs and restoration and (ii) the one hundred eightieth (180th) day following the damage or destruction. The failure to elect to terminate this Agreement on or before said date and time shall be deemed an election by the failing party to consummate this purchase and sale transaction. If either Buyer or Seller elects in writing to terminate this Agreement on or before said date and time, the Deposit (not including the Independent Consideration) shall be returned to Buyer and neither party shall have any further rights or obligations hereunder except as expressly provided elsewhere in this Agreement. If Buyer and Seller both elect or are deemed to have elected to proceed with the purchase, then upon the Closing, Seller shall grant Buyer a credit against the Purchase Price in the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, less the amount of any insurance deductible, less any sums expended by Seller toward the restoration or repair of the Property or in collecting such insurance proceeds or condemnation awards. If the insurance proceeds (if any) or awards have not been collected by Seller as of the Closing, then there shall be no credit against the Purchase Price, and all rights to collect under Seller’s insurance for the casualty and all such proceeds or awards shall be assigned by Seller to Buyer without recourse or warranty, except to the extent needed to reimburse Seller for sums expended prior to the Closing to repair or restore the Property or to collect any such proceeds or awards, without a reduction of the Purchase Price. If Buyer and Seller elect to proceed with the purchase and sale, Seller shall not compromise, settle or adjust any claims to such award without Buyer’s consent, which shall not be unreasonably withheld.

10.2.3    Seller shall give Buyer prompt written notice of any casualty loss at the Property.

10.3        Notices. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, “Notices”) shall be in writing and shall be given by (a) personal delivery; (b) a nationally recognized overnight courier service, fees prepaid; or (c) e-mail with a hard copy sent within one (1) Business Days by any of the above, other means, as follows:

If to Seller:
With copies to:
and to:
If to Buyer:

If to Escrow Agent:

Either party may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section. A Notice sent in compliance with the provisions of this Section shall be deemed given on the date of receipt (or attempted delivery if delivery is refused).

10.4        Assignment. Except as provided in the following sentence, Buyer shall not assign its rights under this Agreement to any person or entity, without the prior written consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion. Notwithstanding the foregoing, at Closing the Buyer identified in the introductory paragraph of this Agreement (“Original Buyer”) may, in accordance with the terms of this Section 10.4, assign its rights under this Agreement only to an entity controlled by or under common control with Original Buyer, or to an entity the day to day operations of which is managed by Original Buyer (“Permitted Affiliate Assignee”). The term “controlled” means ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or, if the controlled entity is not a corporation, more than fifty percent (50%) of the equity and voting control interest of such entity, or as to any limited liability entity, the term “controlled” shall also mean that Original Buyer has an ownership interest therein, together with the right to manage the limited liability company. Such right to assign shall be conditioned upon Original Buyer providing Seller with notice of such proposed assignment no less than ten (10) Business Days prior to the Close of Escrow, accompanied by evidence reasonably acceptable to Seller that such assignee is a Permitted Affiliate Assignee pursuant to this Section 10.4. Any assignee of Buyer (including a Permitted Affiliate Assignee) shall expressly assume all of Buyer’s obligations under this Agreement and acknowledge and agree in writing to be bound by all of the provisions, agreements, limitations, and releases of this Agreement, as if the assignee had originally signed this Agreement pursuant to a written agreement in a form acceptable to Seller. No assignment by Original Buyer of any rights or obligations under this Agreement (including an assignment to a Permitted Affiliate Assignee) shall relieve Original Buyer of any obligations under this Agreement unless Seller expressly agrees, in its sole discretion, to such release in writing. No assignment of any rights or obligations under this Agreement shall extend the date for Closing.

10.5        No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance. No waiver shall be binding unless executed in writing by the party making the waiver.

10.6        Governing Law and Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PRINCIPLES. ANY ACTION ARISING OUT OF THIS AGREEMENT MUST BE COMMENCED BY BUYER OR SELLER IN THE STATE COURTS OF THE STATE OF CALIFORNIA OR IN U.S. FEDERAL COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF THE ABOVE COURTS IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF CALIFORNIA. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE PARTIES AT THEIR RESPECTIVE ADDRESS DESCRIBED IN SECTION 10.3 HEREOF.

10.7        Time of Essence. Time is of the essence of each and every provision of this Agreement.

10.8        Counting of Days/Interpretation. Unless otherwise expressly specified herein, (a) any reference to “days” shall mean calendar days; and (b) in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day, in which event the period shall run until the end of the next day which is a Business Day. The final day of any such period shall be deemed to end at 5:00 p.m. Pacific Time. As used in this Agreement, the term “including” shall mean “including without limitation”.

10.9        Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement.

10.10      Professional Fees. If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing Party will be entitled to reasonable attorneys’ fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom. Each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of its counsel, consultants and accountants, incurred in the negotiation, preparation, and consummation of this Agreement and the transaction contemplated hereunder including, in the case of Buyer, all third-party engineering and environmental review costs and all other Due Diligence costs.

10.11      Waiver of Punitive/Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IN NO EVENT SHALL EITHER PARTY OR THEIR RESPECTIVE AFFILIATES, MEMBERS, PARTNERS, SHAREHOLDERS, DIRECTORS, OFFICERS, MANAGERS, EMPLOYEES OR AGENTS BE LIABLE FOR ANY PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE TRANSACTION CONTEMPLATED HEREIN.

10.12      Confidential Information. Buyer agrees that the existence of this Agreement, the terms and conditions of this Agreement, anything observed by Buyer and/or the Buyer Parties while on or about the Property, the Due Diligence Items, all other materials and information provided by or on behalf of Seller or any Seller Party with respect to the Property, and all materials and information obtained by Buyer from sources other than Seller with respect to the Property (including Sampling Tests, and all other reports, studies, analyses and other materials prepared by, or provided to Buyer by the Buyer Parties) that is not already public information or that is obtained pursuant to any confidentiality agreement or is developed by or for Buyer in connection with this transaction (all of the foregoing are herein collectively called the “Confidential Materials”) shall be held in strict confidence and shall not be disclosed to any third party except as expressly provided in this Section 10.12. No Confidential Materials shall be disclosed to any third party except (a) in connection only with the potential purchase of the Buyer, to Buyer’s employees, agents, contractors, subcontractors, consultants, representatives, attorneys, appraisers, accountants, and current and prospective lenders and/or investors, in which event Buyer shall direct each such recipient of such information to maintain the confidentiality of such information; or (b) as required by law or court order. If this Agreement terminates prior to the Closing, then Buyer shall, within ten (10) days of such termination, (i) permanently delete all electronic Confidential Materials, and return to Seller all written and other tangible Confidential Materials regarding the Property that Seller or its agents has provided to Buyer and all copies thereof and (ii) upon Seller’s request, deliver to Seller (at no cost to Seller) copies of all studies, analyses, reports and assessments (both final and interim versions) relating to any of Buyer’s inspections of the Property including Sampling Tests, except for proprietary market studies and communications with lenders or prospective tenants. Further, prior to Closing, Buyer agrees to refer all press inquiries to Seller’s public relations department (and Seller will provide such contact information for that purpose prior to the Closing). Prior to Closing Buyer and Seller may not issue press releases regarding the purchase and sale, and Seller shall not publicly disclose the identity of Buyer’s equity partner except to its employees, attorneys, accountants, brokers and other third parties assisting and/or advising in the sale. If Buyer’s due diligence reveals any condition of the Property that in Buyer’s judgment requires disclosure to any Governmental Entity, then Buyer shall immediately notify Seller thereof. In such event, Seller, and not Buyer or anyone acting on Buyer’s behalf, shall make such disclosures as Seller deems appropriate or required by applicable law. The provisions of this Section shall survive the Closing and the recordation of the Deed or, if the purchase and sale is not consummated, any termination of this Agreement.

10.13      No Joint Venture. Nothing set forth in this Agreement shall be construed to create a joint venture between Buyer and Seller.

10.14      Governmental Approvals. Nothing contained in this Agreement shall be construed as authorizing Buyer to apply for a zone change, variance, subdivision maps, lot line adjustment or other discretionary governmental act, approval or permit with respect to the Property prior to the Closing, and Buyer agrees not to do so without Seller’s prior written approval, which approval may be withheld in Seller’s sole and absolute discretion. Buyer agrees not to submit any reports, studies or other documents, including, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any Governmental Entity or any amendment or modification to any such instruments or documents prior to the Closing unless first approved by Seller, which approval Seller may withhold in Seller’s sole discretion. Buyer’s obligation to purchase the Property shall not be subject to or conditioned upon Buyer’s obtaining any variances, zoning amendments, subdivision maps, lot line adjustment, or other discretionary governmental act, approval or permit.

10.15     Submission Not an Offer; No Reservation. The submission of this Agreement by Seller, Broker, or Seller’s agents or representatives, for examination or execution by Buyer, does not constitute an option or offer to sell the property upon the terms and conditions contained herein or a reservation of the Property in favor of Buyer; it being intended hereby that notwithstanding the preparation of any plans and specifications, entering into any discussions with any prospective tenants of the Property and/or the expenditure by Buyer of time and/or money while engaged in negotiations in anticipation of it becoming the Buyer under this Agreement, or Buyer’s forbearing pursuit of other purchase opportunities, or even Buyer’s execution of this Agreement and submission of the same to Seller, that this Agreement shall become effective and binding only upon only the execution hereof by Seller and its delivery of a fully executed counterpart hereof to Buyer. No exception to the foregoing disclaimer is intended, nor shall any be implied, from expressions of Seller’s shall cease to market the Property from and after the Effective Date until the earlier of the termination of this Agreement and Close of Escrow.

10.16     Counterparts; .PDFs. This Agreement may be executed in two or more fully or partially executed counterparts, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument. Executed copies of counterpart signatures of this Agreement exchanged in electronic transmission in .pdf format shall be fully enforceable. Either party may sign this Agreement by electronic signature.

10.17     Exhibits & Schedules; Entire Agreement. All exhibits and schedules attached hereto are incorporated herein by this reference. This Agreement and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents. This Agreement and such documents supersede all prior agreements and understandings among the parties with respect to the subject matter hereof including any letters of intent, calls for offers, offering memorandum and other marketing materials, if any.

[Signature Page To Follow]

SELLER’S SIGNATURE PAGE TO

AGREEMENT OF SALE AND PURCHASE AND JOINT ESCROW INSTRUCTIONS

350-380 Ellis Street, Mountain View, CA

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:	NORTONLIFELOCK INC.,
a Delaware corporation

	By:	/s/ Vincent Pilette
	Name:	Vincent Pilette
	Its:	Chief Executive Officer

[Buyer Signature On Following Page]

BUYER’S SIGNATURE PAGE TO

AGREEMENT OF SALE AND PURCHASE AND JOINT ESCROW INSTRUCTIONS

350-380 Ellis Street, Mountain View, CA

BUYER:	TMG Partners R.E., LLC
A Delaware limited liability company

	By:	/s/ Lynn Tolin
	Name:	Lynn Tolin
	Its:	COO

ACCEPTANCE BY ESCROW AGENT

Escrow Agent acknowledges receipt on _______, 2021, of a fully executed copy (or counterparts) of the foregoing “Agreement of Sale and Purchase and Joint Escrow Instructions” (the “Agreement”) signed by Seller and Buyer. Escrow Agreement shall (i) accept the foregoing Agreement; (ii) act as Agent Holder under the Agreement; and (iii) be bound by the Agreement in the performance of its duties as Escrow Agent.

The Escrow is assigned Escrow No. ________________.

FIRST AMERICAN TITLE COMPANY

By:	/s/ Terri Moralez
Name:	Terri Moralez
Title:	Escrow Officer

EXHIBIT A

Legal Description of Land

Real Property in the City of Mountain View, County of Santa Clara, State of California, described as follows:

LOTS A AND B AS SHOWN ON THE PARCEL MAP ENTITLED "PARCEL MAP, A TWO LOT SUBDIVISION 350 ELLIS STREET" FILED OCTOBER 24, 2002 IN BOOK 753 OF PARCEL MAPS, PAGE 28, SANTA CLARA COUNTY RECORDS.

APN:  (Affects Lot A) and 6 (Affects Lot B)

EXHIBIT B

PERSONAL PROPERTY

EXHIBIT C – OWNER’S AFFIDAVIT

The undersigned first being duly sworn, deposes and says:

1.       That they are the owner of the certain real property in the State of California, described in your Commitment for Title Insurance or Preliminary Title Report No. ______________________.

2.       That the land is improved by a:

( )       Office Building

( )       Apartment Building

( )       Commercial Building

( )       Combination Office and Commercial Building

( )       Industrial Building

( )       Other

3.       First American Title Insurance Company (referred to as "First American") has been requested to issue a form of policy of title insurance showing no exception to title in Schedule B there for leases affecting the real property referred to above.

In addition to any other requirements it may have, First American has requested that the undersigned provide it with a certified list of all of the lessees under existing leases which were signed by the undersigned as Landlord.

Therefore, in response to such request made by First American, the undersigned hereby declares that the following lessees or occupants represents all of the lessees under all subsisting leases affecting the subject property which the undersigned has signed as Landlord: ___________________________

The undersigned also declares that to the best of their knowledge, no leases which the undersigned has signed as Landlord contain provisions for either options to purchase or the rights of first refusal, or both, and First American and Buyer/Borrower have been provided with copies of all the leases which the undersigned has signed as Landlord, including any modifications and amendments thereto.

4.       That there have been no repairs, work of improvement or materials furnished to the premises at the written request of the undersigned within 90 days.

5.       That there are no delinquent unpaid bills for labor or material because of any improvements made to the above premises at the written request of the undersigned.

6.       That the undersigned has not received any supplemental tax bill regarding the above premises which is unpaid.

7.       That this Affidavit is given for the purpose of inducing First American Title Insurance Company and its Agents, Offices and Subsidiaries to issue its Policy(ies) of Title Insurance which may provide coverage as to the items mentioned above and that the statements made herein are true and correct to my/our own knowledge.

Date:

a Delaware corporation

By:

EXHIBIT D- GRANT DEED

RECORDING REQUESTED BY:

WHEN RECORDED MAIL TO:

___________________________

___________________________

___________________________

MAIL TAX STATEMENTS TO:	(Space Above This Line Reserved For Recorder’s Use)

SAME AS ABOVE

APN:

The undersigned Grantor declares:

☐         This transfer is exempt from the documentary transfer tax

☒        The documentary transfer tax is $______________ and is computed on:

☒ the full value of the interest in the property conveyed

☐ the fill value less the value of liens of encumbrances remaining at the time of sale

The property is located in an ☐ unincorporated area ☒ the City of __________

The transaction is:

☐	Exempt from fee per GC 27388.1(a)(2); recorded concurrently “in connection with” a transfer subject to the imposition of documentary transfer tax
☐	Exempt from fee per GC 27388.1(a)(2); recorded concurrently “in connection with” a transfer of real property that is a residential dwelling to an owner-occupier
☐	Exempt from fee per GC 27388.1(a)(1); fee cap of $225 reached
☐	Exempt from the fee per GC 27388.1(a)(1); not related to real property

GRANT DEED

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, NORTONLIFELOCK INC., a Delaware corporation (“Grantor”) hereby GRANTS and conveys to ____________________, a _____________________ (the “Grantee”), the real property in the City of ____________ and County of ________________, State of California, described on Exhibit A attached hereto and incorporated by reference herein (the “Property”).

SUBJECT TO: (i) taxes and assessments not yet delinquent; (ii) all matters of record and all matters which an accurate survey of the Property would disclose; and (iii) all other matters created, permitted, agreed to, acknowledged or approved by Grantee.

[SIGNATURE ON FOLLOWING PAGE]

SIGNATURE PAGE TO GRANT DEED

Dated: ________________, 2021	GRANTOR:

NORTONLIFELOCK INC.,
a Delaware corporation

By:	[EXHIBIT – DO NOT SIGN]
Name:
Its:

EXHIBIT A TO GRANT DEED

LEGAL DESCRIPTION

Real Property in the City of Mountain View, County of Santa Clara, State of California, described as follows:

LOTS A AND B AS SHOWN ON THE PARCEL MAP ENTITLED "PARCEL MAP, A TWO LOT SUBDIVISION 350 ELLIS STREET" FILED OCTOBER 24, 2002 IN BOOK 753 OF PARCEL MAPS, PAGE 28, SANTA CLARA COUNTY RECORDS.

APN:  160-53-015  (Affects Lot A) and 160-53-016 (Affects Lot B)

EXHIBIT E

Form of Bill of Sale

For good and valuable consideration, the receipt of which is hereby acknowledged, NORTONLIFELOCK INC., a Delaware corporation (“Seller”), does hereby sell, transfer, and convey to __________________________, a _____________ _________ (“Buyer”), without recourse or warranty, any and all Personal Property (as defined in the Purchase Agreement (as hereinafter defined)).

Seller has executed this Bill of Sale and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Personal Property and Buyer has accepted this Bill of Sale and purchased the Personal Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OF SALE AND PURCHASE AND JOINT ESCROW INSTRUCTIONS BETWEEN SELLER AND BUYER, DATED AS OF JUNE 4, 2021 (the “PURCHASE AGREEMENT”) AND THE WARRANTIES SET FORTH HEREIN, IT BEING THE INTENTION OF SELLER AND BUYER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN WITH RESPECT TO THE PERSONAL PROPERTY, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE UNIFORM COMMERCIAL CODE AS NOW OR HEREAFTER IN EFFECT IN THE STATE IN WHICH THE PERSONAL PROPERTY IS LOCATED, OR CONTAINED IN OR CREATED BY ANY OTHER LAW.

This Bill of Sale may be executed in two or more fully or partially executed counterparts, each of which will be deemed an original binding the signer thereof against the other signing parties, but all counterparts together will constitute one and the same instrument. The parties hereto consent and agree that this Bill of Sale may be signed and/or transmitted by electronic mail of a .PDF document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and effective to bind the party so singing as a paper copy bearing such party’s hand-written signature. The parties further consent and agree that (a) to the extent a party signs this Bill of Sale using such electronic signature technology, by clicking “Sign” is signing this Bill of Sale electronically, and (b) the electronic signatures appearing on this Bill of Sale, shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.

[Signature Page To Follow]

Dated this _______ day of ____________________, 2021.

SELLER:	NORTONLIFELOCK INC., a Delaware corporation

By:	[EXHIBIT – DO NOT SIGN]
Name:
Its:

BUYER:
a

By:	[EXHIBIT – DO NOT SIGN]
Name:
Its:

By:	[EXHIBIT – DO NOT SIGN]
Name:
Its:

Exhibit F- Seller Network Equipment